Exhibit 10.17

OFFICE LEASE

SUMMARY OF LEASE TERMS

475 Brannan Street

San Francisco, California

A.	Effective Date:	August 22, 2014

B.	Landlord:	CLPF-475 Brannan Street, L.P., a Delaware limited partnership

Landlord’s address for notices: [Paragraph 22(j)]

c/o Clarion Partners, LLC

601 S. Figueroa Street, Suite 3400

Los Angeles, California 90017

Attention: Michael J. Duffy

With a copy to:

CBRE, Inc.

475 Brannan Street, Ste. 124

San Francisco, California 94107

Attention: Property Manager

C.	Tenant:	Fastly, Inc., a Delaware corporation

	Tenant’s address for notices: [Paragraph 22(j)]	Prior to the Commencement Date: 651 Brannan Street, Suite 110 San Francisco, California 94107 Following the Commencement Date: Premises

	Tenant Contact Person:	Bill Kaufman

D.	Floor on which Premises are situated: [Paragraph 1(f)]	Suites 200, 300 and 320

E.	Rentable area of Premises: [Paragraph 1(f)]	47,083 rentable square feet.

F.	Tenant’s Percentage Share: [Paragraph l(j)]	19.27%

G.	Base Year: [Paragraph 1(a)]	2015

H.	Term; [Paragraph 2]	60 months

I.	Basic Monthly Rental: [Paragraph 3(a)]	Months 1 – 12: $274,650.83 Months 13 – 24: $282,890.35 Months 25 – 36: $291,365.29 Months 37 – 48: $300,114.88 Months 49 – 60: $309,139.12

J.	Security Deposit: [Paragraph 3(d)]	$1,748,191.70, subject to decrease in accordance with the terms of Paragraph 3(d).

K.	Brokers: [Paragraph 22(p)]	Colliers International (“Landlord’s Broker”) CBRE and Scully Commercial Inc. (collectively, “Tenant’s Broker”)

L.	Exhibits and addenda: [Paragraph 22(t)]

Exhibit A-l - Suite 200 Floor Plan

Exhibit A-2 - Suite 300 Floor Plan

Exhibit A-3 - Suite 320 Floor Plan

Exhibit B - Building Rules and Regulations

Exhibit C - Tenant Work Letter

Exhibit D - Commencement Date Memorandum

The provisions of the Lease identified above in brackets are those provisions where references to particular Lease Terms appear. Each such reference shall incorporate the applicable Lease Terms. In the event of any conflict between the Summary of Lease Terms and the Lease, the latter shall control.

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24.	PARKING	44

25.	ADA COMPLIANCE	46

26.	ACCESSIBILITY DISCLOSURE	46

27.	RIGHT OF FIRST OFFER	47

28.	DOGS	48

29.	SECURED AREAS	48

30.	BICYCLES	48

EXHIBIT A-1	SUITE 200 FLOOR PLAN

EXHIBIT A-2	SUITE 300 FLOOR PLAN

EXHIBIT A-3	SUITE 320 FLOOR PLAN

EXHIBIT B	BUILDING RULES AND REGULATIONS

EXHIBIT C	TENANT WORK LETTER

EXHIBIT D	COMMENCEMENT DATE MEMORANDUM

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475 BRANNAN STREET

OFFICE LEASE

THIS LEASE is dated for reference purposes only as of August 22, 2014, between CLPF-475 BRANNAN STREET, L.P., a Delaware limited partnership (“Landlord”), and FASTLY, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises described in Paragraph 1(f) below, for the term and subject to the terms, covenants, agreements and conditions hereinafter set forth.

1. DEFINITIONS.

In addition to terms that are defined elsewhere in this Lease, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified:

(a) The term “Base Year” and “Tax Base Year” shall each mean the calendar year set forth in Paragraph G of the Summary of Basic Lease Terms.

(b) The term “Building” shall mean the office building located at 475 Brannan Street in San Francisco, California, containing approximately 244,389 rentable square feet of space.

(c) The term “Expense Year” shall mean each calendar year in which any portion of the Lease term falls, through and including the calendar year in which the term expires; provided, however, that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in such event, Tenant’s Percentage Share of increases in Real Property Taxes and Operating Expenses over the Base Year amounts shall be equitably adjusted for any Expense Year involved in any such change.

(d) The term “Land” means the parcel(s) of land on which the Building and the adjacent below-grade parking lot (“Parking Lot”) are located.

(e) The term “Operating Expenses” shall mean the total costs and expenses incurred by Landlord in connection with the management, operation, maintenance, repair and ownership of the Real Property (as defined in Paragraph 1(g) hereof), including, without limitation, the following costs: (1) salaries, wages, bonuses and other compensation (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, parking privileges, life insurance, including group life insurance, welfare and other fringe benefits, and vacation, holidays and other paid absence benefits) relating to employees of Landlord or its agents engaged in the management, operation, repair, or maintenance of the Real Property and costs of training such employees; (2) payroll, social security, workers’ compensation, unemployment and similar taxes with respect to such employees of Landlord or its agents, and the cost of providing disability or other benefits imposed by law or otherwise, with respect to such employees; (3) uniforms

(including the cleaning, replacement and pressing thereof) provided to such employees; (4) premiums and other charges incurred by Landlord with respect to fire, earthquake, other casualty, boiler and machinery, theft, rent interruption, liability insurance, any other insurance as is deemed necessary or advisable in the reasonable judgment of Landlord, or any insurance required by the holder of any Superior Interest (as defined in Paragraph 15), all in such amounts as Landlord determines to be appropriate, and the actual costs incurred in repairing an insured casualty to the extent of the deductible amount under the applicable insurance policy; (5) water charges and sewer rents or fees; (6) license, permit and inspection fees and charges, the cost of contesting any governmental enactments that may affect Operating Expenses, and the costs incurred in connection with any transportation system management program or similar program; (7) sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Real Property and building systems and equipment; (8) telephone, telegraph, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance, or repair of the Real Property; (9) a management fee equal to three and one-half percent (3.5%) of gross revenues; (10) repairs to and physical maintenance of the Real Property, including building systems and appurtenances thereto and normal repair and replacement of worn-out equipment, facilities and installations, but excluding the replacement of major building systems (except to the extent otherwise included as an Operating Expense pursuant to this Paragraph 1(e)); (11) janitorial (excluding janitorial service to the Premises and the premises of other tenants), window cleaning, security services, extermination, water treatment, rubbish removal, plumbing and other services and inspection or service contracts for elevator, electrical, mechanical, sanitary, heating, ventilation and air conditioning, and other building equipment and systems or as may otherwise be necessary or proper for the operation or maintenance of the Real Property; (12) supplies, tools, materials and equipment used in connection with the operation, maintenance or repair of the Real Property; (13) accounting, legal and other professional, consulting or service fees and expenses; (14) painting the exterior or the public or common areas of the Building and the cost of maintaining and replacing the sidewalks, landscaping and other common areas of the Real Property; (15) all costs and expenses for electricity, chilled water, air conditioning, water for heating, gas, fuel, steam, heat, lights, sewer service, communications service, power and other energy related utilities required in connection with the operation, maintenance and repair of the Common Areas; (16) the cost of any capital improvements made by Landlord to the Real Property or capital assets acquired by Landlord during the term of this Lease required under any governmental law, regulation or insurance requirement, such cost or allocable portion to be amortized over the useful life thereof, together with interest on the unamortized balance at a rate per annum equal to the Reference Rate (as defined in Paragraph 3(c)) charged at the time such capital improvements or capital assets are constructed or acquired or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing or acquiring such capital improvements or capital assets, but in either case not more than the maximum rate permitted by law at the time such capital improvements or capital assets are constructed or acquired; (17) the cost of any capital improvements made by Landlord to the Building or capital assets acquired by Landlord during the term of this Lease for the protection of the health and safety of the occupants of the Real Property or that are designed to reduce other Operating Expenses, such cost or allocable portion thereof to be amortized over the useful life thereof (except that Landlord may include as an Operating Expense in any calendar year a portion of the cost of such a capital improvement or capital asset equal to Landlord’s estimate of the amount of the reduction of other Operating Expenses in such year resulting from such capital improvement or capital asset), together with interest on the unamortized balance at a rate per annum equal to the Reference Rate charged at the time such capital improvements or capital assets are constructed or acquired or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing or acquiring such capital improvements or capital assets, but in either case not more than the maximum rate permitted by law at the time such capital improvements or capital assets are constructed or acquired; (18) the cost of furniture, window coverings, carpeting, decorations, landscaping and other customary and ordinary items of personal property provided by Landlord for use in common areas of the Real Property or in the Building office (to the extent that such Building office is dedicated to the operation and management of the Real Property), such costs to be amortized over the useful life thereof; (19) the cost of any capital improvements made by Landlord to the Real Property or capital assets acquired by Landlord during the term of this Lease to the extent that the cost of any such improvement or asset is less than five thousand dollars ($5,000); (20) the cost of any capital improvements made by Landlord to the Real Property or capital assets acquired by Landlord during the term of this Lease that have a useful life of five (5) years or less (and the cost of which is not otherwise included in Operating Costs pursuant to this Paragraph 1(e)), such cost to be amortized over the useful life thereof, together with interest on the unamortized balance at a rate per annum equal to the Reference Rate charged at the time such capital improvements or capital assets are constructed or acquired or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing or acquiring such capital improvements or capital assets, but in either case not more than the maximum rate permitted by law at the time such capital improvements or capital assets are constructed or acquired; (21) any such expenses and costs resulting from substitution of work, labor, material or services in lieu of any of the above itemizations, or for any such additional work, labor, services or material resulting from compliance with any governmental laws, rules, regulations or orders applicable to the Real Property or any part thereof; (22) property management office rent or rental value; and (23) cost of operation, repair and maintenance of the Parking Lot, including resurfacing, restriping and cleaning.

To the extent costs and expenses described above relate to both the Real Property and other property, such costs and expenses shall, in determining the amount of Operating Expenses, be allocated equitably in direct proportion to the costs which relate to the Real Property.

Operating Expenses shall not include the following: (i) depreciation or amortization on the Building; (ii) debt service; (iii) rental under any ground or underlying lease; (iv) interest (except as expressly provided in this Paragraph 1(e)), principal points and fees on any encumbrance, mortgage or other debt instrument encumbering the Real Property; (v) Real Property Taxes; (vi) attorneys’ fees and expenses incurred in connection with lease negotiations with prospective Building tenants or disputes with tenants of the Building; (vii) the cost of any improvements or equipment that would be properly classified as capital expenditures (except for any capital expenditures expressly included in Operating Expenses pursuant to this Paragraph 1(e)); (viii) the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Building to be demised to tenants and costs incurred in removing property improvements of former tenants or other occupants of the Building; (ix) advertising expenses relating to vacant space; (x) real estate brokers’ or other leasing commissions or attorneys’ fees and other expenses incurred in connection with leasing, renovating or improving vacant space at the Real Property for tenants or prospective tenants; (xi) costs of utilities for the Premises or other tenants’ premises if separately metered; (xii) Landlord’s costs of any services sold to tenants or Tenant for which Landlord is entitled to be reimbursed by such tenants as an additional charge or rental over and above the Basic Monthly Rental payable under the lease with such tenant or Tenant or other occupant and all items and services for which Tenant or other tenants reimburse Landlord outside of Operating Expenses; (xiii) costs, fines, penalties, or interest incurred due to a violation of laws or the terms and conditions of any lease by Landlord or any tenant in the Building or the Real Property; (xiv) costs of repairs or other work occasioned by fire, windstorm, or other casualty of an insurable nature, whether or not Landlord carries such insurance (except for any insurance deductible); (xv) Landlord’s general corporate overhead and all general administrative overhead expenses for services not specifically performed for the Real Property; (xvi) salaries wages, bonuses, and other compensation (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, parking privileges, life insurance, including group life insurance, welfare, and other fringe benefits, and vacation, holidays, and other paid absence benefits) relating to asset managers, leasing agents, promotional directors, officers, directors, or executives of Landlord; (xvii) overhead and profit increments paid to subsidiaries or affiliates of Landlord for goods or services on or to the Real Property (or any portion thereof), to the extent such overhead and profit increments exceed that which would have been earned by or paid to an independent, third-party provider of the same or similar goods or services on an arms-length basis; (xviii) brokerage commissions, attorneys’ and accountants’ fees related thereto, loan brokerage fees, closing costs, interest charges and other similar costs incurred in connection with the sale, refinancing, mortgaging, or selling, or change of ownership of the Real Property; and costs incurred in connection with the operation of the business of the entity constituting Landlord, as distinguished from costs of operating the Building, including accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building; (xix) all costs incurred by Landlord in connection with any dispute relating to the Landlord’s title to or ownership of the Real Property or any portion thereof; (xx) contributions to political or charitable organizations; (xxi) interest and penalties due to late payments of taxes and utility bills or any other obligations; (xxii) any reserves for bad debts, rent loss, capital items, future Operating Expenses or any other purpose; (xxiii) to the extent the Project is not in compliance with Laws as of the Effective Date of this Lease, the costs of bringing the Common Areas of the Building or Real Property into compliance with building codes, laws, rules, regulations, ordinances, or any other governmental rules or requirements, including, without limitation, the Americans With Disabilities Act of 1990 and Title 24 of the California Code of Regulations (or its successor); (xxiv) expenses and costs relating to the identification, testing, monitoring and control, encapsulation, removal, replacement, repair, or abatement of any Hazardous Materials or mold within the Building or Real Property, other than costs incurred in addressing Hazardous Material releases occurring in the normal operation of the Building and the Real Property which do not require reporting or disclosure under any environmental laws, and (xxv) costs of acquiring or purchasing any fine artwork.

(f) The term “Premises” shall mean the space in the Building designated by cross-hatching on the floor plan attached hereto as Exhibit A (exclusive of the areas, if any, shown by shading) and situated on the floor of the Building specified in Paragraph D of the Summary of Lease Terms, together with the appurtenant right to the use, in common with others, of lobbies, entrances, stairs, elevators and other public portions of the Building. Landlord and

Tenant agree that the Premises contain the number of square feet of rentable area specified in Paragraph E of the Summary of Lease Terms. All the outside walls and windows of the Premises and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance and repairs, are reserved to Landlord.

(g) The term “Real Property” shall mean, collectively, the Land, the Building, the Parking Lot, and the other improvements on the Land.

(h) The term “Real Property Taxes” shall mean all taxes, assessments (whether general or special), excises, transit charges, housing fund assessments or other housing charges, levies or fees, ordinary or extraordinary, unforeseen as well as foreseen, of any kind, which are assessed, levied, charged, confirmed or imposed on the Real Property or any part thereof, on the Landlord with respect to the Real Property, on the act of entering into this Lease or any other lease of space in the Real Property, on the use or occupancy of the Real Property or any part thereof, with respect to services or utilities consumed in the use, occupancy or operation of the Real Property, or on or measured by the rent payable under this Lease or in connection with the business of renting space in the Real Property, including, without limitation, any gross income tax, gross receipts tax or excise tax levied with respect to the receipt of such rent, by the United States of America, the State of California, the City and County of San Francisco, any political subdivision, public corporation, district or other political or public entity or public authority, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other Real Property Taxes. Real Property Taxes shall include reasonable attorneys’ fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Property Taxes.

Real Property Taxes shall not include federal or state income, excess profits, gift, franchise, transfer, inheritance, estate, documentary transfer, capital gains or capital stock taxes, unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other charge that would otherwise constitute a part of Real Property Taxes. Real Property Taxes shall also exclude penalties incurred as a result of Landlord’s failure to pay taxes or to file any tax or informational returns and other taxes to the extent applicable to Landlord’s general or net income. Landlord and Tenant acknowledge and agree that certain other buildings exist or encroach upon the Land, that Tenant shall have no liability as to any item of Real Property Taxes attributable or allocable to, or assessed against, buildings other than the Building and that Landlord’s good faith determination of the proper allocation of any item of Real Property Taxes allocable to buildings other than the Building shall be binding on Landlord and Tenant.

(i) The term “Rental” shall include the Basic Monthly Rental set forth in Paragraph I of the Summary of Lease Terms, all additional rent, and any other costs or charges payable by Tenant to Landlord hereunder.

(j) The term “Tenant’s Percentage Share” shall mean the percentage figure specified in Paragraph F of the Summary of Lease Terms (.

2. TERM.

(a) Subject to Paragraph 2(c) hereof, the term of this Lease (the “Term”) shall commence on the date (the “Commencement Date”) that Landlord delivers any portion of the Premises to Tenant in the Delivery Condition (as that term is defined below). Tenant’s obligation to pay Rental shall commence as of the date (the “Rent Commencement Date”) that is the earlier of (i) seventy-five (75) days after Landlord has delivered possession of the entire Premises to Tenant in the Delivery Condition; or (ii) the date Tenant first commences business operations from each of Suite 200, Suite 300 and Suite 320. Unless ended sooner as herein provided, the Term shall expire on the last day of the sixtieth (60th) month following the Rent Commencement Date. Landlord and Tenant hereby agree to confirm the actual Commencement Date, Rent Commencement Date and Expiration Date promptly after the Rent Commencement Date is established, by executing and delivering to each other counterparts of a Commencement Date Memorandum in the form of Exhibit D attached hereto, but the Term of this Lease shall commence on the Commencement Date and end on the Expiration Date whether or not such amendment is executed.

(b) Landlord shall deliver possession of the Premises to Tenant vacant and broom-clean, with the existing building systems in good working order, but otherwise in their “as-is” condition (the “Delivery Condition”). Tenant acknowledges and agrees that neither Landlord or any representative of Landlord has made any representation or warranty with respect to the condition of the Leased Premises. Landlord and Tenant agree to the provisions set forth in the work letter annexed hereto as Exhibit “C” (“Work Letter”). Tenant agrees to construct any Initial Improvements described in the Work Letter upon and subject to the provisions thereof. Landlord estimates it will deliver the Premises in the Delivery Condition to Tenant on January 1, 2015 (the “Estimated Delivery Date”), provided, however, once the current tenant in the Premises has vacated an entire suite which is a portion of the Premises prior to the Estimated Delivery Date, Landlord shall deliver such suite to Tenant in the Delivery Condition as soon as practicable thereafter. Landlord shall also provide Tenant reasonable access to the Premises prior to the Estimated Delivery Date upon not less than twenty-four (24) hours’ notice for the purpose of designing the Initial Improvements.

(c) If Landlord fails to deliver some or all of the Premises to Tenant in the Delivery Condition by January 15, 2015 (“Target Date”), (i) this Lease shall not be void or voidable except as set forth below, and (ii) Tenant shall be entitled to a credit against Basic Monthly Rental of one (1) day of Basic Monthly Rental applicable to that portion of the Premises which has not been delivered for every day that delivery of possession (in the Delivery Condition) occurs after the Target Date. If Landlord fails to deliver the entire Premises to Tenant in the Delivery Condition within sixty (60) days after the Target Date and does not cure such failure within fifteen (15) days of Tenant’s written notice thereof (“Tenant’s Delivery Notice”), Tenant shall have the option to terminate this Lease upon written notice to Landlord within fifteen (15) days of the expiration of Tenant’s Delivery Notice. If Tenant does not exercise its option to terminate the Lease under this Paragraph 2(c), this Lease thereafter shall not be void or voidable and no obligation of Tenant shall be affected by Landlord’s failure to deliver the Premises. Regardless of whether Tenant exercises its option to terminate under this Paragraph 2(c), in no event shall Landlord be liable to Tenant for any loss or damage resulting from Landlord’s failure to deliver the Premises.

(d) Tenant shall have the option to renew this Lease with respect to the entire Premises then leased by Tenant upon the expiration of the initial Term for one (1) additional term of five (5) years (the “Extension Term”), by delivering notice to Landlord of Tenant’s option to extend at least nine (9) months but no more than twelve (12) months prior to the end of the initial Term. If Tenant exercises its right to extend, the Term shall be extended for an additional five (5) years, and Tenant shall continue to lease the Premises on all of the terms and conditions of this Lease, except that Basic Monthly Rental for the Extension Term shall be the Fair Market Rental Rate (as defined below) and Tenant shall have no further option to renew.

(e) For the purposes of the Lease, the term “Fair Market Rental Rate” as used herein shall mean the annual rent per square foot that a willing tenant would pay, and a willing landlord would accept, in arm’s length bona fide negotiations if the space in question were leased during the renewal term in question on the terms and conditions of the Lease, based to the extent practicable on rental rates for the period of the Extension Term as established by leases recently or then being entered into for comparable space in the Building, China Basin Landing—Wharfside Building; 139 Townsend Street and 2 Harrison Street (collectively, the “Comparable Buildings”), and taking into account any effect on rental rates which may arise by reason of the amount of space leased by Tenant, the commencement date of the Extended Term, the length of the Extended Term, the use of the Premises, the location and floor level of the Premises, and other pertinent facts. Notwithstanding anything to the contrary in the foregoing, in determining Fair Market Rental Rate for the Premises for the Extended Term, no consideration shall be given to any allowances or other concessions that may be prevalent in the market for tenants new to a building at the time the Fair Market Rental Rate is being negotiated by the parties hereto. Landlord’s determination of the Fair Market Rental Rate shall be made by using its good faith judgment. Landlord shall provide written notice of such amount within thirty (30) days after Tenant provides the notice to Landlord exercising Tenant’s extension option. Tenant shall have thirty (30) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the new rental rate within which to accept such rental rate or to, in good faith, object thereto in writing. In the event Tenant objects, Landlord and Tenant shall attempt to agree upon such Fair Market Rental Rate, using their good faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant’s Review Period (the “Outside Agreement Date”), then each party shall place in a separate sealed envelope its final proposal as to the Fair Market Rental Rate (with respect to Landlord’s determination, the “Landlord’s Prevailing Market Determination” and with respect to Tenant’s determination, the “Tenant’s Prevailing Market Determination”), and such determinations shall be submitted to arbitration in accordance with subsections (i) through (v) below. Failure of Tenant to so object in writing within Tenant’s Review Period shall conclusively be deemed its approval of the Fair Market Rental Rate determined by Landlord. In the event that Landlord fails to timely generate the initial written notice of Landlord’s opinion of the Fair Market Rental Rate that triggers the negotiation period of this Paragraph 2(e), then Tenant may commence such negotiations by providing the initial notice, in which event Landlord shall have thirty (30) days (“Landlord’s Review Period”) after receipt of Tenant’s notice of the new rental rate within which to accept such rental rate. In the event Landlord fails to accept in writing such rental rate proposed by Tenant, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt in good faith to agree upon such Fair Market Rental Rate, using their good faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Landlord’s Review Period (which shall be, in such event, the “Outside Agreement Date” in lieu of the above definition of such date), then each party shall place in a separate sealed envelope its final proposal containing the Landlord’s Prevailing Market Determination and Tenant’s Prevailing Market Determination respectively and such determinations shall be submitted to arbitration in accordance with subsections (i) through (v) below. If the final determination of the Fair Market Rental Rate has not been made prior to the date on which Tenant’s obligation to pay Basic Monthly Rental during the Extension Term commences, then, from such date until the date the final determination is made (“Interim Period”), Tenant shall pay estimated Basic Monthly Rental for the Premises at the rate applicable to the Premises during the last month of the initial Term. Once the final determination of the Fair Market Rental Rate has been made, (A) if the Basic Monthly Rental payable by Tenant for the Premises pursuant to the Fair Market Rental Rate exceeds the Basic Monthly Rental paid by Tenant during the Interim Period, Tenant shall pay the excess to Landlord concurrently with Tenant’s next installment of Basic Monthly Rental; or (B) if the Basic Monthly Rental payable by Tenant for the Premises pursuant to the Fair Market Rental Rate is less than the Basic Monthly Rental paid by Tenant during the Interim Period, Landlord shall pay the difference to Tenant within fifteen (15) days of such determination.

(i) Landlord and Tenant shall meet with each other within ten (10) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other’s presence. If Landlord and Tenant do not mutually agree upon the Fair Market Rental Rate within ten (10) business days of the exchange and opening of envelopes, then, within twenty (20) business days of the exchange and opening of envelopes, Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a M.A.I. certified real estate appraiser or real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of office properties in the vicinity of the Real Property. Neither Landlord nor Tenant shall consult with such broker or appraiser as to his or her opinion as to Fair Market Rental Rate prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Rental Rate for the Premises is the closest to the actual Fair Market Rental Rate for the Premises as determined by the arbitrator, taking into account the requirements of this Paragraph 2(e). Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator (with a copy to the other party) within ten (10) business days after the appointment of the arbitrator any market data and additional information relevant to the determination of Fair Market Rental Rate (“FMRR Data”), and the other party may submit a reply in writing within ten (10) business days after receipt of such FMRR Data.

(ii) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Fair Market Rental Rate and notify Landlord and Tenant of such determination.

(iii) The decision of the arbitrator shall be binding upon Landlord and Tenant.

(iv) If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the San Francisco Superior Court, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

(v) The cost of arbitration shall be paid by Landlord and Tenant equally.

3. RENTAL; SECURITY DEPOSIT.

(a) Beginning on the Rent Commencement Date, Tenant agrees to pay to Landlord as Basic Monthly Rental for the Premises the sums specified in Paragraph I of the Summary of Lease Terms. In addition, Tenant shall pay Landlord the sum of $3,139.21 per day for each day prior to the Rent Commencement Date that it conducts business from Suite 200, the sum of $3,139.21 per day for each day prior to the Rent Commencement Date that it conducts business from Suite 300, and the sum of $2,876.61 per day for each day prior to the Rent Commencement Date that it conducts business from Suite 320.

(b) Basic Monthly Rental shall be paid to Landlord, in advance, on or before the first day of each and every successive calendar month during the term hereof. In the event the term of this Lease commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the Basic Monthly Rental for the first and/or last fractional months of the term shall be appropriately prorated. All such prorations shall be made on the basis of a 360-day year consisting of twelve 30-day months. For purposes of Rent adjustment under the Lease, the number of months is measured from the first day of the calendar month in which the Rent Commencement Date falls.

(c) Rental shall be paid to Landlord without notice, demand, deduction or offset in lawful money of the United States in immediately available funds or by good check as described below at the following addresses: (i) if by Wire and ACH Payments: JP Morgan Chase, Account title: CLPF - 475 Brannan Street L.P., ABA #021-000-021, Account #473901978; if by Regular mail: CLPF - 475 Brannan Street, L.P., P.O. Box 101248, Pasadena, California 91189-0005; or (iii) if by Overnight mail: JP Morgan Chase, 2710 Media Center Dr., Building #6, Suite #120, Los Angeles, California 90065, Attn: CLPF - 475 Brannan Street L.P. Payments made by check must be drawn either on a California financial institution or on a financial institution that is a member of the federal reserve system. All amounts of Rental, if not paid when due, shall bear interest from the due date until paid at an annual rate of interest (the “Interest Rate”) equal to the lesser of (i) the maximum annual interest rate allowed by law on such due date for business loans (not primarily for personal, family or household purposes) not exempt from the usury law, or (ii) a rate equal to the sum of five (5) percentage points over the publicly announced reference rate (the “Reference Rate”) charged on such due date by the San Francisco Main Office of Bank of America, N.A. (or any successor bank thereto) (or if there is no such publicly announced rate, the rate quoted by such bank in pricing ninety (90) day commercial loans to substantial commercial borrowers). In addition, Tenant acknowledges that late payment by Tenant to Landlord of Rental will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and/or note secured by an encumbrance covering the Premises. Therefore, if any installment of Rental due from Tenant is not received within ten (10) days of the date due, Tenant shall pay to Landlord an additional sum of ten percent (10%) of the overdue Rental as a late charge; provided that, if Rental is not paid when due three (3) times during the term of this Lease and if Landlord shall have notified Tenant in writing that Tenant shall thereafter be entitled to no further grace periods, then thereafter Tenant shall not be entitled to such ten (10) day grace period, and such late charge shall be assessed on any Rental not paid by 5:00 p.m. on the date due. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment of Rental by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

(d) Upon execution of this Lease, Tenant shall pay Landlord an amount equal to one (1) month’s Basic Monthly Rental, which amount Landlord shall apply to the Basic Monthly Rental for the first month of the Term for which Rental is due. In addition, upon execution of this Lease, Tenant shall deliver to Landlord an amount equal to $1,748,191.70, to be held by Landlord as security for Tenant’s faithful performance of all of the terms, covenants, conditions, and obligations required to be performed by Tenant hereunder (the “Security Deposit”). The amount of the Security Deposit shall be reduced on the last day of the twelfth (12th), twenty-fourth (24th), thirty-sixth (36th) and forty-eighth (48th) full calendar months after the Rent Commencement Date, respectively, in the amount of $349,638.34 each (the “Reduction Amount”) from the amount then held by Landlord, so long as no Event of Default by Tenant under the Lease then currently exists beyond any applicable notice and cure periods as of the date of the relevant reduction of the Security Deposit or the date any excess Security Deposit is to be returned pursuant hereto. Within ten (10) business days following the date of the relevant reduction of the Security Deposit, Landlord shall pay to Tenant any excess funds held by Landlord over the required amount of the Security Deposit, as so reduced. If such Reduction Amount is not timely paid by Landlord, Tenant shall provide Landlord written notice that the Reduction Amount has not been timey paid. Landlord shall then have ten (10) business days to either pay the Reduction Amount or to provide Tenant written notice that Landlord disputes that a Reduction Amount payment is due (the “Notice of Dispute”). Landlord and Tenant acknowledge and agree that a Notice of Dispute may only be delivered to Tenant by Landlord in the event a dispute arises in connection with a default by Tenant beyond the applicable notice and cure periods. If within such ten (10) business day period Landlord fails to either pay the Reduction Amount or deliver Tenant a Notice of Dispute and if the Landlord is other than CLPF-475 Brannan Street, L.P., Tenant shall have the right to offset that particular Reduction Amount payment amount against any Rental next due and owing. The Security Deposit shall be held by Landlord as security for the performance by Tenant of all of the covenants of this Lease to be performed by Tenant and Tenant shall not be entitled to interest thereon. The Security Deposit is not an advance rent deposit, an advance payment of any other kind, or a measure of Landlord’s damages in any case of Tenant’s default. If Tenant fails to perform any of the covenants of this Lease to be performed by Tenant after the expiration of all applicable notice and cure periods, including without limitation the provisions relating to payment of rent, the removal of property at the end of the Term, and the repair of damage to the Premises caused by Tenant, and the cleaning of the Premises upon termination of the tenancy created hereby, then Landlord shall have the right, but no obligation, to apply the Security Deposit, or so much thereof as may be necessary, for the payment of any rent or any other sum in default and/or to cure any other such failure by Tenant. If Landlord applies the Security Deposit or any part thereof for payment of such amounts or to cure any such other failure by Tenant during the Term, then Tenant shall, within ten (10) days after receipt of Landlord’s written notice thereof, pay to Landlord the sum necessary to restore the Security Deposit to the full amount then required by this Paragraph 3(d) taking into account the Reduction Amount. Landlord’s obligations with respect to the Security Deposit are those of a debtor and not a trustee. Landlord shall not be required to maintain the Security Deposit separate and apart from Landlord’s general or other funds and Landlord may commingle the Security Deposit with any of Landlord’s general or other funds. Upon termination of the original Landlord’s or any successor owner’s interest in the Premises or the Building, the original Landlord or such successor owner shall be released from further liability with respect to the Security Deposit upon the original Landlord’s or such successor owner’s complying with California Civil Code Section 1950.7 and Landlord’s transfer of the Security Deposit to such successor owner or the credit of the amount of the Security Deposit to such successor owner. Subject to the foregoing and the terms of this Lease, Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which (a) establish a time frame within which a landlord must refund a security deposit under a lease, and/or (b) provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage caused by the default of Tenant under this Lease, including without limitation all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code. If Tenant performs every provision of this Lease to be performed by Tenant, the unused portion of the Security Deposit shall be returned to Tenant or the last assignee of Tenant’s interest under this Lease within thirty (30) days following expiration or termination of the Term of this Lease.

4. TENANT’S SHARE OF OPERATING EXPENSES AND REAL PROPERTY TAXES; ADDITIONAL RENT.

(a) In addition to the Basic Monthly Rental payable during the Term of this Lease, commencing on the Rent Commencement Date and continuing throughout the remaining Term of this Lease (including the Extension Term, if applicable) Tenant shall pay to Landlord, as additional rent, Tenant’s Percentage Share of: (i) the amount, if any, by which Operating Expenses paid or incurred by Landlord in any calendar year subsequent to the Base Year exceed the amount of Operating Expense allocable to the Base Year; and (ii) the amount, if any by which Real Property Taxes paid or incurred by Landlord in any calendar year subsequent to the Base Year exceed the amount of Real Property Taxes allocable to the Tax Base Year. Notwithstanding the foregoing, if the Building is less than one hundred percent (100%) occupied in the Base Year, the Tax Base Year or in any other Expense Year during the Term, then Operating Expenses for the Base Year, Real Property Taxes for the Tax Base Year or such other Expense Year shall be adjusted, for purposes of the foregoing calculations to the amounts that they would have been if the Building had been one hundred percent (100%) occupied. If it shall not be lawful for Tenant to reimburse Landlord for any increase in Real Property Taxes as defined herein, then the Basic Monthly Rental payable to Landlord prior to the imposition of such increases in Real Property Taxes shall be increased to net Landlord the same net Basic Monthly Rental after imposition of such increases in Real Property Taxes as would have been received by Landlord prior to the imposition of such increases in Real Property Taxes.

(b) Commencing on the Rent Commencement Date and continuing throughout the remainder of the Lease Term (including the Extension Term, if applicable), Tenant shall pay to Landlord, as additional rent, one-twelfth (l/12th) of Tenant’s Percentage Share of increases in Operating Expenses over the Base Year and Real Property Taxes over the Tax Base Year for such Expense Year on or before the first day of each calendar month of such Expense Year, in advance, in an amount estimated in good faith by Landlord in notices delivered to Tenant.

If Landlord fails to deliver such an estimate to Tenant prior to the commencement of any Expense Year, then Tenant shall continue to pay Tenant’s Percentage Share of increases in Operating Expenses and Real Property Taxes on the basis of the prior Expense Year’s estimate until the first day of the next calendar month after such notice is given, provided that on such date Tenant shall pay to Landlord the amount of such estimated adjustment payable to Landlord for prior months during the Expense Year in question, less any portion thereof previously paid by Tenant. Landlord may revise its estimate of Tenant’s Percentage Share of increases in Operating Expenses and Real Property Taxes for any Expense Year from time to time by giving written notice of such revision to Tenant, in which event subsequent payments by Tenant for such Expense Year shall be based on Landlord’s revised estimate. The failure or delay by Landlord to provide Tenant with Landlord’s estimate of Tenant’s Percentage Share of increases in Operating Expenses and Real Property Taxes or Landlord’s annual statement (as described in subparagraph 4(c) below) for any Expense Year shall not constitute a default by Landlord hereunder, or a waiver by Landlord of Tenant’s obligation to pay Tenant’s Percentage Share of increases in Operating Expenses or Real Property Taxes for such Expense Year or of Landlord’s right to send to Tenant such an estimate or annual statement, as the case may be.

(c) Within ninety (90) days after the close of each Expense Year or as soon after such ninety (90) day period as practicable, Landlord shall deliver to Tenant a statement of the amounts payable under Paragraph 4(a) above for such Expense Year and such statement shall be final and binding upon Landlord and Tenant. If on the basis of such statement Tenant owes an amount that is more than the estimated payments for such Expense Year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement. If on the basis of such statement Tenant has paid to Landlord an amount in excess of the amounts payable under Paragraph 4(a) above for the preceding Expense Year and Tenant is not in default in the performance of any of its covenants under this Lease, then Landlord shall promptly refund such excess to Tenant.

(d) If Tenant disputes the amount of Operating Expenses or Real Property Taxes due hereunder, Tenant shall have the right, after payment to Landlord of the amount in dispute, and after reasonable notice and at reasonable times, to inspect Landlord’s accounting records relating to such Operating Expenses or Real Property Taxes at Landlord’s accounting office. If, after such inspection Tenant still disputes the amount of additional rent owed, Tenant shall have the right to cause Landlord’s books and records with respect to such Operating Expenses or Real Property Taxes for such year to be audited by certified public accountants selected by Tenant and subject to Landlord’s reasonable right of approval; provided that any auditor selected by Tenant must be a nationally or regionally recognized firm whose compensation shall in no way be contingent upon or correspond to the financial impact on Tenant resulting from such review or audit. Tenant agrees to pay the cost of such audit unless Landlord and Tenant determine that Landlord’s original statement overstated Operating Expenses or Real Property Taxes by more than five percent (5%). If Landlord and Tenant determine that Landlord has overcharged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse Tenant the amount of such overcharge. No such audit shall be conducted if any other tenant has conducted an audit for the time period Tenant intends to audit and Landlord furnishes to Tenant a copy of the results of such audit. No audit shall be conducted at any time that Tenant is in default of any of the terms of the Lease beyond any applicable notice and cure period. Tenant’s right to dispute the amount of Operating Expenses or Real Property Taxes shall continue for a period of one hundred eighty (180) days following Landlord’s delivery of the statement with respect to such Expense Year, after which such statement shall be conclusively presumed to be accurate and binding upon Landlord and Tenant.

(e) If this Lease expires or terminates on a day other than the last day of an Expense Year, the amounts payable by Tenant under Paragraph 4(a) above with respect to the Expense Year in which such expiration or termination occurs shall be prorated on the basis that the number of days from the commencement of such Expense Year, to and including such expiration or termination date, bears to three hundred sixty (360). The expiration or termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Paragraph 4(c) above to be performed after such expiration or termination.

(f) It is the intention of Landlord and Tenant that the Basic Monthly Rental paid to Landlord throughout the term of this Lease shall be absolutely net of all increases in Real Property Taxes over the Tax Base Year and Operating Expenses over the Base Year and the foregoing provisions of this Paragraph 4 are intended to so provide.

5. OTHER TAXES PAYABLE BY TENANT. Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes and Real Property Taxes) whether or not now customary or within the contemplation of the parties hereto:

(a) imposed upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements shall be in Tenant or Landlord;

(b) imposed upon or measured by the Basic Monthly Rental payable hereunder, including, without limitation, any gross income tax or excise tax levied by the City and County of San Francisco, the State of California, the federal government or any other governmental body with respect to the receipt of such rental;

(c) imposed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or

(d) imposed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

In the event that it shall not be lawful for Tenant to so reimburse Landlord, the Basic Monthly Rental payable to Landlord under this Lease shall be revised to net Landlord the same income after imposition of any such tax upon Landlord as would have been received by Landlord hereunder prior to the imposition of any such tax.

6. USE. Tenant agrees to use the Premises for general office purpose, and Tenant agrees not to use or permit the use of the Premises or any part thereof for any other purpose. Tenant agrees not to do or permit to be done in or about the Premises or the Building, or to bring or keep or permit to be brought or kept in or about the Premises or the Building, anything that is prohibited by or will in any way conflict with any law, statute or governmental regulation now or hereafter in effect, or that would subject Landlord or Landlord’s agents to any liability, or that is prohibited by the standard form of fire insurance policy, or that will in any way increase the existing rate of (or otherwise affect) fire or any other insurance on the Building or any of its contents. If any act or omission of Tenant results in any such increase in premium rates, Tenant shall pay to Landlord, as additional rent, upon demand the amount of such increase. Tenant agrees not to do or permit to be done anything in, on or about the Premises or the Building that will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose. Tenant agrees not to cause, maintain or permit any nuisance in, on or about the Premises or the Building, or to use or permit to be used any loudspeaker or other device, system or apparatus that can be heard outside the Premises without the prior written consent of Landlord or to permit any objectionable odors, bright lights or electrical or radio interference that may annoy or interfere with the rights of other tenants of the Building or the public. Tenant agrees not to commit or suffer to be committed any waste in or upon the Premises. The provisions of this Paragraph 6 are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Building.

7. COMPLIANCE WITH LAWS/ENVIRONMENTAL MATTERS.

(a) Tenant agrees at its sole cost and expense to promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter constituted; with any direction or occupancy certificate issued pursuant to law by any public officer; and with the provisions of all recorded documents affecting the Premises, insofar as any thereof relates to or affects the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant’s improvements, acts or particular use of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant (whether Landlord be a party thereto or not) that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. If Tenant’s use or operation of the Premises or any of Tenant’s equipment therein requires a governmental permit, license or other authorization or any notice to any governmental agency, Tenant shall promptly provide a copy thereof to Landlord.

(b) Tenant shall not bring or keep, or permit to be brought or kept, in the Premises or in or on the Real Property any “hazardous substance” (as hereinafter defined). Tenant shall not manufacture, generate, treat, handle, store or dispose of any hazardous substance in the Premises or in or on the Real Property, or use the Premises for any such purpose, or emit, release or discharge any hazardous substance into any air, soil, surface water or groundwater comprising the Premises or the Real Property, or permit any person using or occupying the Premises to do any of the foregoing. Tenant shall comply, and shall cause all persons using or occupying the Premises to comply, with all “environmental laws” (as hereinafter defined) applicable to the Premises, the use or occupancy of the Premises or any operation or activity therein. Tenant shall, within ten (10) days after Tenant’s receipt thereof, give written notice to Landlord of any notice or other communication (oral or written) regarding any (i) actual or alleged violation of environmental laws by Tenant or with respect to the Premises, (ii) actual or threatened release of any hazardous substance from the Premises, or (iii) the existence of any hazardous substance in or on the Premises or regarding any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ or injunction relating to any of the foregoing. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, fines, encumbrances, liens, losses, costs and expenses, including reasonable attorneys’ fees and disbursements, and costs and expenses of investigation, arising from or related to the existence on or after the Commencement Date of hazardous substances from the Premises as a result of contamination caused by Tenant or the existence on or after the Commencement Date of a violation of environmental laws by Tenant with respect to the Premises. To the extent Tenant has an indemnification obligation under this Paragraph 7(b), Tenant shall, to the reasonable satisfaction of Landlord, perform all remedial actions necessary to remove any hazardous substances in or on the Premises on or after the Commencement Date or to remedy actual or threatened migration from the Premises of any hazardous substances or to remedy any actual or threatened violation of environmental laws. This Paragraph 7(b) shall survive termination of this Lease. As used in this Lease, “hazardous substance” shall mean any substance or material that is described as a toxic, hazardous, bio-hazardous, corrosive, ignitable, flammable or reactive substance, waste or material or a pollutant or contaminant, or words of similar import, in any of the environmental laws, and includes asbestos, petroleum, petroleum products, polychlorinated biphenyls, radon gas, radioactive matter, and chemicals that may cause cancer or reproductive toxicity, except de minimis amounts. “De Minimis amounts” means hazardous substances being (x) stored for future use by Lessee on the Premises or (y) used on the Premises, in either case and in such quantities that both (i) do not constitute a violation or threatened violation of any environmental laws or require any reporting or disclosure under any environmental laws, and (ii) are consistent with customary and prudent business practices in the county where the Premises are located. De Minimis amounts does not, in any case, include hazardous substances being disposed of, generated, manufactured, processed, produced, released, transported, or treated. As used in this Lease, “environmental laws” shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater.

(c) Tenant shall promptly furnish Landlord with any (i) notices received from any insurance company or governmental agency or inspection bureau regarding any unsafe or unlawful conditions within the Premises, and (ii) notices or other communications sent by or on behalf of Tenant to any person relating to environmental laws or hazardous substances.

(d) California law requires landlords to disclose to tenants the existence of certain hazardous substances. Accordingly, the existence of gasoline and other automotive fluids, asbestos containing materials, maintenance fluids, copying fluids and other office supplies and equipment, certain construction and finish materials, tobacco smoke, cosmetics and other personal items must be disclosed. Gasoline and other automotive fluids are found in the Parking Lot. Cleaning, lubricating and hydraulic fluids used in the operation and maintenance of the Building are found in the utility areas of the Building not generally accessible to Building occupants or the public. Many Building occupants use copy machines and printers with associated fluids and toners, and pens, markers, inks, and office equipment that may contain hazardous substances. Certain adhesives, paints and other construction materials and finishes used in portions of the Building may contain hazardous substances. Although smoking is prohibited in the public areas of the Building, these areas may from time to time be exposed to tobacco smoke. Building occupants and other persons entering the Building from time to time may use or carry prescription and non-prescription drugs, perfumes, cosmetics and other toiletries, and foods and beverages, some of which may contain hazardous substances.

(e) As an inducement to each party to enter into this Lease, each of Landlord and Tenant hereby represents and warrants that: (i) it is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) it is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Landlord or Tenant (nor any person, group, entity or nation which owns or controls Landlord or Tenant, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person. Each of Landlord and Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify the other party in writing if any of the representations, warranties or covenants set forth in this Paragraph 8(e) are no longer true or have been breached or if such party has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any Prohibited Person to make any payment due to the other party under the Lease and (d) at the request of the other party, to provide such information as may be requested to determine compliance with the terms hereof. The representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

(f) The provisions of this Paragraph 7 are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Building.

8. ALTERATIONS; LIENS.

(a) Tenant agrees not to make or suffer to be made any alteration, addition or improvement to or of the Premises (hereinafter referred to as “Alterations”), or any part thereof, without the prior written consent of Landlord. Notwithstanding the foregoing, Landlord’s consent shall not be required for any Alterations which are strictly cosmetic in nature and (i) do not modify or affect the Premises’ or Building’s structure or the electrical, plumbing, heating, ventilation and air conditioning, mechanical, security, life safety or other systems serving the Building, (ii) are not visible from the exterior of the Premises, (iii) do not require the issuance of a building permit, (iv) do not require work to be performed inside the walls or above the ceiling of the Premises, and (v) do not require any substantial modifications to the Premises (collectively, “Cosmetic Alterations”); provided that the aggregate cost of any such Cosmetic Alterations does not exceed Seventy Thousand Dollars ($70,000.00) in any one suite in any twelve (12) month period during the Term and provided, further that Tenant shall give Landlord not less than fifteen (15) days prior written notice of any Cosmetic Alterations (which notice shall be accompanied by reasonably adequate evidence that such Cosmetic Alteration meet the criteria contained in this Paragraph 8(a)), such Cosmetic Alterations shall comply with all other provisions of this Paragraph 8, and Landlord shall be permitted to enter the Premises to post notices of non-responsibility and other like notices or to observe the work performed by or on behalf of Tenant. Any Alterations made by Tenant, including without limitation any partitions (movable or otherwise) or carpeting, shall become a part of the Building and belong to Landlord; provided, however, that equipment, trade fixtures and movable furniture shall remain the property of Tenant. If Landlord consents to the making of any Alterations, the same shall be designed and constructed or installed by Tenant at its expense (including expenses incurred in complying with applicable laws, including laws relating to the handling and disposal of asbestos-containing materials). Tenant shall use a general contractor, subcontractors, engineers and architects that are on Landlord’s approved list of design and construction professionals. All Alterations shall be made in accordance with plans and specifications approved in writing by Landlord and shall be designed and constructed in compliance with all applicable codes, laws, ordinances, rules and regulations. The design and construction of any Alterations shall be performed in accordance with Landlord’s applicable rules, regulations and requirements. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expense incurred by Tenant on account of Tenant’s plans and specifications, Tenant’s contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work. Tenant shall pay to Landlord a fee in the amount of five percent (5%) of the cost of the Alterations for Landlord’s review of plans and its management and supervision of the progress of the work. All sums due to such contractors, if paid by Landlord due to Tenant’s failure to pay such sums when due, shall bear interest payable to Landlord at the Interest Rate until fully paid. Upon the expiration or sooner termination of this Lease, Tenant, at its expense, shall promptly remove any Alterations made by Tenant which are designated by Landlord to be removed at the time such Alterations were approved (or, with respect to Cosmetic Alterations not requiring Landlord’s consent as described above, at the time Tenant notified Landlord of such Cosmetic Alterations) and repair any damage to the Premises caused by such removal. Tenant shall use the general contractor designated by Landlord for such removal and repair. In addition, notwithstanding anything herein to the contrary, Tenant shall not be required to remove any improvements which exist in the Premises at the time that Landlord delivers the Premises to Tenant.

(b) Tenant agrees to keep the Premises and the Real Property free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Tenant shall promptly and fully pay and discharge all claims on which any such lien could be based. In the event that Tenant does not, within thirty (30) days following the recording of notice of any such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant, as additional rent, on demand, together with interest at the Interest Rate from the date such expenses are incurred by Landlord to the date of the payment thereof by Tenant to Landlord. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper for the protection of Landlord, the Premises, the Building, or the Real Property, from mechanic’s and materialmen’s and like liens. Tenant shall give Landlord at least ten (10) days’ prior written notice of the date of commencement of any construction on the Premises in order to permit the posting of such notices.

(c) Tenant shall have the right but not the obligation to install in the Premises, at Tenant’s sole cost and expense, one (1) or more Supplemental HVAC Units (defined below) in order to provide Tenant’s computer rooms, data center and/or other area(s) in the Premises with additional heating and cooling capacity. As used herein, the term “Supplemental HVAC Unit” shall mean a self-enclosed electric heating and cooling unit of the size and tonnage, and having the specifications, approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Each Supplemental HVAC Unit shall be installed and maintained to Building standards and, if connected to the Building’s systems, shall be controlled by Landlord. Tenant shall maintain each Supplemental HVAC Unit using a Landlord approved vendor (providing Landlord with service and repair documents on request therefor) or using the Building vendors. Tenant shall have access to and use of the Building’s condenser water for such facilities subject to payment of charges typically assessed to other tenants of the Building for the use thereof, provided such charges are not included in the Base Year and excluded as Operating Expenses. At the end of the Term, at Landlord’s option, Tenant shall either: (1) remove, at Tenant’s sole cost and expense, any Supplemental HVAC Unit and restore all portions of the Premises and the Building affected by such removal to their condition immediately prior to the installation of such equipment, ordinary wear and tear excepted; or (2) leave any such Supplemental HVAC Unit in place, in which event the Supplemental HVAC Unit shall be the property of Landlord.

9. MAINTENANCE AND REPAIR.

(a) By taking possession of the Premises, Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver the Premises. Tenant, at its expense, shall at all times keep the Premises and every part thereof and all equipment, fixtures and improvements therein in good and sanitary order, condition and repair, damage thereto by fire, the perils of the extended coverage endorsement excepted, and Tenant waives all rights under, and benefits of, subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law or ordinance now or hereafter in effect. Upon the expiration or sooner termination of this Lease, Tenant shall surrender the Premises and (unless designated by Landlord to be removed in accordance with Paragraph 8 above) all Alterations thereto to Landlord in the same condition as when received, ordinary wear and tear (except such as Tenant is obligated to repair to keep the Premises in good condition and repair) and damage thereto by fire, the perils of the extended coverage endorsement excepted. It is agreed that Landlord has no obligation, and has made no promises, to alter, add to, remodel, improve, repair, decorate or paint the Premises or any part thereof and that no representations respecting the condition of the Premises, the Building or the Real Property have been made by Landlord to Tenant except as may be specifically set forth herein. No representation or warranty, express or implied, is made with respect to (i) the condition of the Premises or the Building, (ii) the present or future suitability or fitness of the Premises for Tenant’s intended or permitted use, (iii) the degree of sound transfer within the Building, (iv) the absence of electrical or radio interference in the Premises or the Building, (v) the condition, capacity or performance of electrical or communications systems or facilities, or (vi) the absence of objectionable odors, bright lights or other conditions that may affect Tenant’s use and enjoyment of the Premises or the Building.

(b) Landlord shall make all necessary repairs to the structure, the exterior, and the public and common areas of the Building and the building systems therein, the roof, the mechanical, electrical, plumbing and life safety systems and to maintain the same in reasonably good order and condition. Any damage arising from the acts of Tenant, its agents, employees, contractors or invitees shall be repaired by Landlord at Tenant’s sole expense. Tenant shall pay Landlord on demand the cost of any such repair.

10. SERVICES.

(a) Landlord, subject to the terms of this Paragraph 10 and the Building Rules and Regulations attached hereto as Exhibit B and subject to applicable laws, regulations and rules of public utilities, shall furnish to the Premises water, electrical power and elevator service suitable for the use of the Premises for ordinary office purposes; heating and air conditioning suitable for the comfortable use and occupation of the Premises (assuming normal office use thereof and subject to any restrictions on use as may be prescribed by any applicable policies or regulations of any utility or governmental agency) during normal business hours (specifically, 7:00 a.m. to 7:00 p.m.), excluding weekends and holidays. Notwithstanding the foregoing, Landlord shall furnish electricity to each suite of the Premises for the operation of Tenant’s electrical systems as follows: (i) for a plug load at a demand load of not less than three (3) watts per rentable square foot of the Premises which shall exclude electrical wiring and facilities for connection to Tenant’s lighting fixtures; and (ii) for the operation of Tenant’s lighting at a demand load of not less than one (1) watt per rentable square foot of the Premises (collectively, the “Tenant’s Use Load”). Tenant may request that after-hours heating and air conditioning be supplied to the Premises by having an authorized representative of Tenant contact the Building’s manager. The cost of after-hours heating and air conditioning is currently $60.00 per hour. Tenant agrees to pay, as additional rent, within ten (10) business days of written demand all reasonable costs incurred by Landlord in connection with providing any additional or excessive (i.e., amounts in excess of Tenant’s Use Load or after normal business hours) utilities or services Landlord may provide. Unless otherwise specifically provided in this Lease, all means of distribution of all utilities within the Premises shall be supplied by Tenant at its expense, and Tenant shall bear the cost of water, gas, electricity, sewerage and other utilities. Landlord reserves the right to install, at Landlord’s expense, a separate meter in the Premises for electricity. Tenant agrees that at all times it will cooperate fully with Landlord and abide by all regulations and requirements that Landlord may prescribe for the proper functioning and protection of the Building heating, ventilating and air conditioning systems. Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of Rental by reason of Landlord’s failure to furnish any of the foregoing or any other utilities or services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or disputes of any character, by the limitation, curtailment, rationing or restrictions on use of electricity, gas or any form of energy, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. No such failure and no interruption of utilities or services from any cause whatsoever shall constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant. Tenant hereby waives the provisions of California Civil Code

Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to such failure or interruption. Landlord shall not be liable under any circumstances for injury to or death of any person or damage to or destruction of property, however occurring, through or in connection with or incidental to the furnishing of or the failure to furnish any of the foregoing utilities or services or any other utilities or services. Tenant shall at Tenant’s sole cost and expense provide janitorial service to the Premises using the same janitorial contractor that provides janitorial service to the balance of the Building, provided such contractor agrees to provide such services at rates comparable to rates being charged to other tenants of the Building.

(b) Landlord makes no representation to Tenant regarding the adequacy or fitness of the heating, air conditioning or ventilation equipment in the Building to maintain temperatures that may be required for, or because of, any of Tenant’s equipment that uses other than the fractional horsepower normally required for office equipment, and Landlord shall have no liability for loss or damage suffered by Tenant or others in connection therewith. If Tenant’s use of the heating, air conditioning or ventilation system exceeds normal office use and thereby causes damages to any of the air conditioning units or other equipment, the cost to repair or replace any such units or equipment due to such use shall be paid by Tenant to Landlord, as additional rent, upon demand by Landlord. If the temperature otherwise maintained in any portion of the Premises by the heating, air conditioning or ventilation system is affected as a result of (i) any lights, machines or equipment (including without limitation electronic data processing machines) used by Tenant in the Premises, (ii) the occupancy of the Premises by more than one person per two hundred (200) square feet of rentable area therein, (iii) an electrical load for lighting or power in excess of the limits per square foot of rentable area of the Premises specified in Paragraph 10(a) above, or (iv) any rearrangement of partitioning or other improvements, Landlord shall have the right to install supplementary air conditioning units or other equipment Landlord deems appropriate in the Premises, and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord, as additional rent, upon demand by Landlord.

(c) Tenant agrees it will not, without the written consent of Landlord, use any equipment, apparatus or device in the Premises (including, without limitation, electronic data processing machines, computers or machines using current in excess of 110 volts) that will, individually or in the aggregate, in any way cause the amount of electricity, water or heating, ventilation or air conditioning supplied to the Premises to exceed the amount usually furnished or supplied to premises being used as general office space, or connect with electric current (except through existing electrical outlets in the Premises) or with water pipes any equipment, apparatus or device for the purposes of using electric current or water. Landlord shall not, in any way, be liable or responsible to Tenant for any loss or damage or expense that Tenant may incur or sustain if, for any reasons beyond Landlord’s reasonable control, either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements. Tenant covenants that at all times its use of electric current shall never exceed the capacity of the feeders, risers or electrical installations of the Building. If submetering of electricity in the Building will not be permitted under future laws or regulations, the Basic Monthly Rental will then be equitably adjusted to include an additional payment to Landlord reflecting the cost to Landlord for furnishing electricity to the Premises.

(d) Tenant shall give reasonable notice in making any request for utilities required outside of normal business hours. Tenant agrees to pay, as additional rent, within thirty (30) days after written demand any and all costs reasonably incurred by Landlord in connection with providing any additional utilities and services Landlord may provide.

(e) In the event any governmental authority having jurisdiction over the Real Property or the Building promulgates or revises any law, ordinance or regulation or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Real Property or the Building relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions (collectively “Controls”) or in the event Landlord is required or elects to make alterations to the Real Property or the Building in order to comply with such mandatory or voluntary Controls, Landlord may, in its sole discretion, comply with such Controls or make such alterations to the Real Property or the Building related thereto. Such compliance and the making of such alterations shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant.

(f) Landlord acknowledges and agrees that Level 3 and TW Telecom currently operate within the Building as approved telecommunications utility providers (each an “Approved Fiber Provider”); and that Landlord shall not terminate any agreements with Approved Fiber Providers during the Term unless such provider is in material breach of its agreement with Landlord beyond the applicable notice and cure periods.

11. SECURITY; ACCESS; CONTROL.

(a) Landlord shall have the right from time to time to adopt such policies, procedures and programs as it shall, in Landlord’s sole discretion, deem necessary or appropriate for the security of the Building, and Tenant shall cooperate with Landlord in the enforcement of, and shall comply with, the policies, procedures and programs adopted by Landlord insofar as the same pertain to Tenant, its agents, employees, contractors and invitees. Tenant acknowledges that the safety and security devices, services and programs provided by Landlord from time to time, if any, may not prevent theft or other criminal acts, or insure the safety of persons or property, and Tenant expressly assumes the risk that any safety device, service or program may not be effective or may malfunction or be circumvented. In all events and notwithstanding any provision of this Lease to the contrary, Landlord and the other Indemnitees (defined below) shall not be liable to Tenant, and Tenant hereby waives any claim against the Indemnitees to the maximum extent permitted by law, for (i) any unauthorized or criminal entry of third parties into the Premises or the Building, (ii) any injury to or death of persons, or (iii) any loss of property in and about the Premises or the Building by or from any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown, malfunction and/or insufficiency of the security services provided by Landlord, or any allegation of active or passive negligence on the part of Landlord or the other Indemnitees. Tenant shall obtain insurance coverage to the extent Tenant desires protection against criminal acts and other losses.

(b) In no event shall Landlord be liable for damages resulting from any error with regard to the admission to or the exclusion from the Building of any person. In the case of invasion, mob, riot, public demonstration or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

(c) In the event of any picketing, public demonstration or other threat to the security of the Building that is attributable in whole or in part to Tenant, Tenant shall reimburse Landlord for any costs incurred by Landlord in connection with such picketing, demonstration or other threat in order to protect the security of the Building, and Tenant shall indemnify and hold Landlord harmless from and protect and defend Landlord against any and all claims, demands, suits, liability, damage or loss and against all costs and expenses, including reasonable attorneys’ fees incurred in connection therewith, arising out of or relating to any such picketing, demonstration or other threat. Tenant agrees not to employ any person, entity or contractor for any work in the Premises (including moving Tenant’s equipment and furnishings in, out or around the Premises) whose presence may give rise to a labor or other disturbance in the Building and, if necessary to prevent such a disturbance in a particular situation, Landlord may require Tenant to employ union labor for the work.

(d) Subject to (i) all of the terms and conditions of this Lease, including the Rules and Regulations attached hereto as Exhibit B, (ii) emergency situations or other matters outside the reasonable control of Landlord, and (iii) the requirements of applicable laws, Tenant shall have access to and use of the Premises, Building, common areas, elevators, freight elevators, and Parking Lot twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year throughout the Term. Use of freight elevators for deliveries which are too large to be made by stand up hand truck must be made between the hours of 6:00 p.m. and 8:00 a.m. on weekdays or weekends. Tenant and Tenant’s employees, agents and invitees shall also have the non-exclusive right to use the deck located on the third (3rd) floor of the Building, including the right to furnish the portions of the deck adjacent to the Premises, all subject to subsections (i) through (iii) hereof and such other requirements as Landlord may reasonably promulgate.

12. ASSIGNMENT AND SUBLETTING.

(a) Tenant shall not, either voluntarily or by operation of law, (i) assign or transfer this Lease or any interest herein, (ii) sublet the Premises, or any part thereof, or (iii) enter into a license agreement or other arrangement whereby the Premises, or any portion thereof, are held or utilized by another party (each of the foregoing defined herein as a “Transfer”), without the express prior written consent of Landlord, which consent Landlord shall not unreasonably withhold, condition or delay. Any such act (whether voluntary or involuntary, by operation of law or otherwise) without the consent of Landlord pursuant to the provisions of this Paragraph 12 shall, at Landlord’s option, be void and/or constitute an Event of Default under this Lease. Consent to any Transfer shall neither relieve Tenant of the necessity of obtaining Landlord’s consent to any future Transfer nor relieve Tenant from any liability under this Lease.

By way of example and without limitation, the failure to satisfy any of the following conditions or standards shall be deemed to constitute reasonable grounds for Landlord to refuse to grant its consent to the proposed Transfer:

(1) The proposed Transferee must expressly assume all of the provisions, covenants and conditions of this Lease on the part of Tenant to be kept and performed.

(2) The proposed Transferee must satisfy Landlord’s then-current credit and other standards for tenants of the Building and, in Landlord’s reasonable opinion, have the financial strength and stability to perform all of the obligations of the Tenant under this Lease (as they apply to the transferred space) as and when they fall due.

(3) The proposed Transferee must be reasonably satisfactory to Landlord as to character and professional standing.

(4) The proposed use of the Premises by the proposed Transferee must be, in Landlord’s opinion: (A) lawful; (B) in compliance with Paragraph 6 of this Lease; (C) appropriate to the location and configuration of the Premises; (D) unlikely to cause an increase in insurance premiums for insurance policies applicable to the Building; (E) a use not requiring any new tenant improvements that Landlord would be entitled to disapprove pursuant to Paragraph 8 hereof; (F) unlikely to cause any material increase in services to be provided to the Premises; (G) unlikely to create any materially increased burden in the operation of the Building, or in the operation of any of its facilities or equipment; and (H) unlikely to impair the dignity, reputation or character of the Building.

(5) The proposed use of the Premises must not result in the division of any particular suite within the Premises (i.e. Suite 200, Suite 300 or Suite 320) into more than two (2) parcels or tenant spaces.

(6) At the time of the proposed Transfer, an Event of Default (as defined in Paragraph 18(a) below) shall not have occurred and be continuing, and no event may have occurred concerning which Tenant has been provided notice and that, with the passage of time, would become an Event of Default.

(7) The proposed Transferee shall not be a governmental entity or hold any exemption from the payment of ad valorem or other taxes that would prohibit Landlord from collecting from such Transferee any amounts otherwise payable under this Lease.

(8) The proposed Transferee shall not be a then present tenant or affiliate or subsidiary of a then present tenant in the Building unless there is no other suitable space available in the Building.

(9) Landlord shall not be negotiating with, and shall not have at any time within the past thirty (30) days negotiated with, the proposed Transferee for space in the Building, provided that Landlord has space available in the Building.

(b) Except in the event of a proposed Transfer pursuant to Paragraphs 12(e) or 12(f) below, Landlord shall have no obligation to consent or consider granting its consent to (i) any proposed assignment of the Lease; (ii) any sublease of Suite 430; or (iii) any sublease of all or any portion of the initial Premises, or Suite 330 for a term exceeding thirty (30) months (each a “Recapture Transfer”), unless Tenant has first delivered to Landlord a written offer to enter into such Recapture Transfer with Landlord, which offer shall include the base rent and other economic terms of the proposed Recapture Transfer, the date upon which Tenant desires to effect such Recapture Transfer, the term of such Recapture Transfer, and all of the other material terms of the proposed Recapture Transfer (“Tenant’s Offer”). Landlord shall have twenty (20) days from receipt of Tenant’s Offer within which to notify Tenant in writing of Landlord’s decision to accept or reject such Recapture Transfer on the terms set forth in Tenant’s Offer. If Landlord does not accept Tenant’s Offer within such period, Tenant shall deliver to Landlord a second notice of such offer. If Landlord does not accept Tenant’s offer within five (5) days after receipt of such second notice, Tenant may enter into such Recapture Transfer with any bona fide independent third-party Transferee (as defined in Paragraph 12(c) below) within one hundred eighty (180) days of the end of such twenty (20) day period, so long as such Recapture Transfer is for the same base rent offered to Landlord in Tenant’s Offer and such Recapture Transfer otherwise contains terms not more than five percent (5%) more favorable economically to the Transferee than the terms stated in Tenant’s Offer, taking into account all rent concessions, tenant improvements, and any other terms that have an economic impact on the Recapture Transfer; provided, however, that the prior written approval of Landlord for such Recapture Transfer must be obtained, and the other provisions of this Paragraph 12 must be complied with, all in accordance with this Paragraph 12. If Landlord accepts Tenant’s Offer, Landlord and Tenant shall enter into an agreement for such Recapture Transfer within thirty (30) days of the date Landlord makes its election. If Landlord accepts Tenant’s Offer, then (i) Landlord may enter into a new lease, sublease or other agreement covering the Premises or any portion thereof with the intended Transferee on such terms as Landlord and such Transferee may agree, or enter into a new lease or agreement covering the Premises or any portion thereof with any other person or entity, and in any such event, Tenant shall not be entitled to any portion of the profit, if any, that Landlord may realize on account of such new lease or agreement, (ii) Landlord may, at Landlord’s sole cost, construct improvements in the subject space and, so long as the improvements are suitable for general office purposes, neither Landlord nor Tenant shall have any obligation to restore the subject space to its original condition following the termination of a sublease, and (iii) Landlord shall not have any liability for any real estate brokerage commission(s) or with respect to any of the costs and expenses that Tenant may have incurred in connection with its proposed Recapture Transfer, and Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all claims (including, without limitation, claims for commissions) arising from such proposed Recapture Transfer.

Except in the event of a proposed Transfer pursuant to Paragraphs 12(e) or 12(f) below, in the case of a proposed sublease which constitutes a Recapture Transfer (a “Recapture Sublease”), then in addition to the foregoing rights of Landlord, Landlord shall have the right, by notice to Tenant within fifteen (15) days after receipt of Tenant’s Offer, to terminate this Lease with respect to that portion of the Premises covered by the proposed Recapture Sublease, which termination shall be effective as of the date on which the intended Recapture Sublease would have been effective if Landlord had not exercised such termination right. If Landlord elects to terminate this Lease with respect to the proposed Recapture Sublease space, Landlord and Tenant shall enter into an appropriate amendment to this Lease excepting out the proposed Recapture Sublease space from the Premises and the portion of the Security Deposit attributable to such Recapture Sublease space shall be returned to Tenant.

(c) Except in the event of a proposed Transfer pursuant to Paragraphs 12(e) or 12(f) below, Tenant shall, in each instance of a proposed Transfer, give written notice to Landlord at least thirty (30) days prior to the effective date of any proposed Transfer, specifying in such notice (i) the nature of the proposed Transfer, (ii) the portion of the Premises to be transferred, (iii) the intended use of the transferred Premises, (iv) all material economic terms of the proposed Transfer, (v) the effective date thereof, (vi) the identity of the transferee under the proposed Transfer (the “Transferee”), (vii) current financial statements of the Transferee, and (viii) detailed documentation relating to the business experience of the Transferee (collectively, “Tenant’s Notice”). If requested within five (5) business days of Tenant’s Notice, Tenant also shall promptly furnish Landlord with any other information reasonably requested by Landlord relating to the proposed Transfer or the proposed Transferee. Within fifteen (15) days after receipt by Landlord of Tenant’s Notice and any additional information and data requested by Landlord, Landlord shall notify Tenant of Landlord’s determination to either (i) consent to the proposed Transfer, or (ii) refuse to consent to such proposed Transfer. If Landlord shall fail to timely provide its consent to or refusal of the proposed Transfer, Tenant shall deliver to Landlord a second Tenant’s Notice. If Landlord fails to timely provide its consent to or refusal of the proposed Transfer within ten (10) days after the second Tenant Notice, Landlord shall be deemed to have approved the proposed Transfer.

(d) Except in the event of a proposed Transfer pursuant to Paragraphs 12(e) or 12(f) below, fifty percent (50%) of all of the following (“Excess Rental”) shall be paid by Tenant to Landlord immediately upon receipt thereof by Tenant: (i) consideration paid or payable by Transferee to Tenant as consideration for any such Transfer; and (ii) rents received in connection with the Transfer by Tenant from Transferee in excess of the Rental payable by Tenant to Landlord under this Lease, less reasonable, documented, out-of-pocket costs paid by Tenant to third parties for brokerage commissions, tenant improvement costs and legal fees in connection with the subject Transfer (amortized equally over the term of the Sublease (in the case of a Sublease) or the remaining term of the Lease (in the case of an assignment)). If there is more than one sublease under this Lease, the amounts (if any) to be paid by Tenant to Landlord pursuant to the preceding sentence shall be separately calculated for each sublease and amounts due Landlord with regard to any one sublease may not be offset against rental and other consideration pertaining to or due under any other sublease. Upon Landlord’s request, Tenant shall assign to Landlord all amounts to be paid to Tenant by any Transferee and shall direct such Transferee to pay the same directly to Landlord, in which case Landlord shall pay to Tenant fifty percent (50%) of such Excess Rental promptly upon Landlord’s receipt thereof.

If this Lease is assigned, whether or not in violation of the terms of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof is sublet, Landlord may, upon an Event of Default by Tenant hereunder, collect rent from the subtenant. In either event, Landlord may apply the amount collected from the assignee or subtenant to Tenant’s monetary obligations hereunder. Neither Landlord’s collection of rent from a Transferee nor any course of dealing between Landlord and any Transferee shall constitute or be deemed to constitute Landlord’s consent to any Transfer.

(e) Notwithstanding anything to the contrary contained in this Paragraph 12, Tenant may assign this Lease or sublet the Premises without the need for Landlord’s prior consent if such assignment or sublease is to any parent, subsidiary or affiliate business entity which the initially named Tenant controls, is controlled by or is under common control with (each, an “Affiliate”) provided that: (i) Tenant delivers to Landlord the financial statements or other financial and background information of the assignee or sublessee as required for other transfers; (ii) if the transfer is an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or if a sublease, the sublessee of a portion of the Premises or term assumes, in full, the obligations of Tenant with respect to such portion); (iii) the net worth of the assignee or sublessee as of the time of the proposed transfer is equal to or greater than the net worth of the Tenant upon the Effective Date; (iv) Tenant remains fully liable under this Lease; and (v) unless Landlord consents to the same, the use of the Premises set forth herein remains unchanged. As used in this section, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies through ownership of at least fifty-one (51%) of the securities or partnership or other ownership interests of the entity subject to control.

(f) Notwithstanding anything to the contrary contained in this Paragraph 12, Tenant may engage in Approved Reorganizations (as defined below), without the express consent of Landlord; provided that (a) at least ten (10) days prior to the effective date of the Approved Reorganization, Tenant shall furnish Landlord with the name of the transferee and a written certification from an officer of Tenant certifying that the assignment or sublease qualifies as an Approved Reorganization, (b) no Event of Default exists under this Lease during the period commencing on the date of Tenant’s request and ending on the effective date of the Approved Reorganization, and (c) there is no change in use of the Premises. To the extent that legal requirements or confidentiality requirements do not permit Tenant to give Landlord prior notice of an Approved Reorganization, then Tenant may in lieu of the prior notice required under this Paragraph give Landlord notice within ten (10) days after the effective date of the Approved Reorganization, together with the name of the transferee and a written certification from an officer of Tenant certifying that the assignment or sublease qualifies as an Approved Reorganization. As used herein, the term “Approved Reorganizations” means any merger, reorganization or consolidation of Tenant (whether or not Tenant is the surviving entity), or the sale of substantially all of the assets or stock of Tenant, in each case as a going concern, where Tenant’s successor shall have a net worth following consummation of such transaction, as reasonably determined by Landlord in accordance with generally accepted accounting principles, that is at least equal to the net worth, on the Effective Date of this Lease, of the original named Tenant. Notwithstanding any provision to the contrary set forth herein, any initial public offering of stocks of Tenant listed on a nationally or internationally recognized stock exchange shall not be deemed a “Transfer” under this Lease.

(g) A sale, transfer or assignment of a general partner’s interest or any portion thereof in Tenant, if Tenant is a partnership, or a sale, transfer or assignment of fifty percent (50%) or more of the voting stock of Tenant if Tenant is a privately held corporation, whether such sale, transfer or assignment occurs in a single transaction or a series of transactions, shall be deemed a Transfer and require Landlord’s consent in accordance with the procedures specified in Paragraph 12(c) above.

(h) Tenant agrees that any instrument by which Tenant assigns this Lease or any interest therein or sublets or otherwise Transfers all or any portion of the Premises shall expressly provide that the Transferee may not further assign this Lease or any interest therein or sublet the sublet space without Landlord’s prior written consent (which consent shall be subject to the provisions of this Paragraph 12), and that the Transferee shall comply with all of the provisions of this Lease and that Landlord may enforce the Lease provisions directly against such Transferee. No permitted subletting by Tenant shall be effective until there has been delivered to Landlord a counterpart of the sublease in which the subtenant agrees to be and remain jointly and severally liable with Tenant for the payment of rent pertaining to the sublet space and for the performance of all of the terms and provisions of this Lease; provided, however, that the subtenant shall be liable to Landlord for rent only in the amount set forth in the sublease. No permitted assignment shall be effective unless and until there has been delivered to Landlord a counterpart of the assignment in which the assignee assumes all of Tenant’s obligations under this Lease arising on or after the date of the assignment. The failure or refusal of a subtenant or assignee to execute any such instrument shall not release or discharge the subtenant or assignee from its liability as set forth above.

(i) If Landlord consents to a Transfer hereunder and this Lease contains any renewal options, expansion options, rights of first refusal, rights of first negotiation or any other rights or options pertaining to additional space in the Building, such rights and/or options shall not run to the Transferee, it being agreed by the parties hereto that any such rights and options are personal to the original Tenant named herein and may not be transferred.

(j) Notwithstanding any provision of this Lease to the contrary, Tenant shall not mortgage, encumber or hypothecate this Lease or any interest herein without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. Any such act without the prior written consent of Landlord (whether voluntary or involuntary, by operation of law or otherwise) shall, at Landlord’s option, be void and/or constitute an Event of Default under this Lease.

(k) The voluntary or other surrender of this Lease or of the Premises by Tenant or a mutual cancellation of this Lease shall not work a merger, and at the option of Landlord any existing subleases may be terminated or be deemed assigned to Landlord in which latter event the subleases or subtenants shall become tenants of Landlord.

(1) Tenant shall pay to Landlord the amount of Landlord’s actual out-of-pocket costs of processing each proposed Transfer requiring Landlord’s consent (including, without limitation, attorneys’ and other professional fees; collectively “Processing Costs”), and the amount of all direct and indirect expenses incurred by Landlord arising from the assignee or sublessee taking occupancy of the subject space (including, without limitation, costs of freight elevator operation for moving of furnishings and trade fixtures, security service, janitorial and cleaning service, and rubbish removal service). Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord’s consent to a Transfer until Tenant has paid to Landlord the amount of Landlord’s estimate of the Processing Costs and all other direct and indirect costs and expenses of Landlord and its agents arising from the assignee’s or subtenant’s taking occupancy. The costs and expenses recoverable by Landlord for any one proposed transfer shall not exceed Two Thousand Five Hundred and 00/100 Dollars ($2,500).

13. WAIVER; INDEMNIFICATION. Landlord will not be responsible for or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the Premises or any part of the Building or for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water, gas, sewer or steam pipes or falling plaster, or electrical wiring or for any damage or loss of property within the Premises from any causes whatsoever, including but not limited to theft, and/or acts or threatened acts of terrorism, damage or injury due to mold, excepting only losses or damages resulting from the gross negligence or willful misconduct of Landlord. Landlord will not be liable under any circumstances to Tenant for any incidental or consequential damages. Except in the event of a hold over by Tenant in the Premises without Landlord’s consent, Tenant will not be liable to Landlord for any incidental or consequential damages. Tenant agrees to indemnify and hold Landlord, Landlord’s agents, the members, shareholders, constituent partners and/or other owners of Landlord or any agent of Landlord, and all contractors, officers, directors and employees of any thereof (collectively, “Landlord Indemnitees”), and each of them, harmless from and to protect and defend each Indemnitee against any and all claims, demands, suits, liability, damage or loss and against all costs and expenses, including reasonable attorneys’ fees incurred in connection therewith, (a) arising out of any injury or death of any person or damage to or destruction of property occurring in, on or about the Premises, from any cause whatsoever, unless caused by the gross negligence or willful misconduct of Landlord or Landlord Indemnitees, or (b) occurring in, on or about any facilities (including without limitation elevators, stairways, passageways or hallways) the use of which Tenant has in common with other tenants, or elsewhere in or about the Real Property or in the vicinity of the Real Property, when such claim, injury or damage is caused in whole or in part by the act, neglect, default, or omission of any duty by Tenant, its former or current agents, contractors, employees, invitees, or subtenants or other persons in or about the Real Property by reason of Tenant’s occupancy of the Premises, or otherwise by any conduct of any of said persons in or about the Premises or the Real Property, or (c) arising from any failure of Tenant to observe or perform any of its obligations hereunder. If any action or proceeding is brought against any of the Indemnitees by reason of any such claim or liability, Tenant, upon notice from Landlord, covenants to resist and defend at Tenant’s sole expense such action or proceeding by counsel reasonably satisfactory to Landlord. Landlord agrees to indemnify and hold harmless Tenant and Tenant’s employees, agents, partners, officers, directors, and shareholders (collectively, “Tenant Indemnitees”) from and against any and all third party claims arising in or on the common areas of the Building and the Real Property, from any cause whatsoever, unless caused by the gross negligence or willful misconduct of Tenant or Tenant’s employees, agents, partners, officers, directors, and shareholders, or arising from any breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease. The provisions of this Paragraph shall survive the termination of this Lease with respect to any claims or liability occurring prior to such termination.

14. INSURANCE.

(a) Tenant, at Tenant’s expense, agrees to keep in force during the Term of this Lease:

(i) Commercial general liability insurance which insures against claims for bodily injury, personal injury, advertising injury, and property damage based upon, involving, or arising out of the use, occupancy, or maintenance of the Premises and the Property. Such insurance shall afford, at a minimum, the following limits:

Each Occurrence	$1,000,000
General Aggregate	2,000,000
Products/Completed Operations Aggregate	1,000,000
Personal and Advertising Injury Liability	1,000,000
Fire Damage Legal Liability	100,000
Medical Payments	5,000

Any general aggregate limit shall apply on a per location basis. Tenant’s commercial general liability insurance shall include Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives, as additional insureds. This coverage shall be written on the most current ISO CGL form, shall include contractual liability, premises-operations and products-completed operations and shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke, or fumes from a hostile fire. Such insurance shall be written on an occurrence basis and contain a standard separation of insureds provision.

(ii) Business automobile liability insurance covering owned, hired and non-owned vehicles with limits of $1,000,000 combined single limit per occurrence.

(iii) Workers’ compensation insurance in accordance with the laws of the state in which the Premises are located with employer’s liability insurance in an amount not less than $1,000,000.

(iv) Umbrella/excess liability insurance, on an occurrence basis, that applies excess of the required commercial general liability, business automobile liability, and employer’s liability policies with the following minimum limits:

Each Occurrence	$5,000,000
Annual Aggregate	$5,000,000

These limits shall be in addition to and not including those stated for the underlying commercial general liability, business automobile liability, and employers liability insurance required herein. Umbrella/Excess liability policies shall be following form.

(v) All risk property insurance including theft, sprinkler leakage and boiler and machinery coverage on all of Tenant’s trade fixtures, furniture, inventory and other personal property in the Premises, and on any alterations, additions, or improvements made by Tenant upon the Premises all for the full replacement cost thereof. Tenant shall use the proceeds from such insurance for the replacement of trade fixtures, furniture, inventory and other personal property and for the restoration of Tenant’s improvements, alterations, and additions to the Premises. Landlord shall be named as loss payee with respect to alterations, additions, or improvements of the Premises where the tenant cannot remove at the end of the lease term wherein ownership then reverts to the landlord.

(vi) Business income and extra expense insurance with limits not less than one hundred percent (100%) of all income and charges payable by Tenant under this lease for a period of twelve (12) months.

(b) All policies required to be carried by Tenant hereunder shall be issued by an insurance company licensed or authorized to do business in the state in which the Property is located with a rating of at least “A-: X” or better as set forth in the most current issue of Best’s Insurance Reports, unless otherwise approved by Landlord. Tenant shall not do or permit anything to be done that would invalidate the insurance policies required herein. Liability insurance maintained by Tenant shall be primary coverage on behalf of Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives and any policies of Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives shall be non-contributory. Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to delivery or possession of the Premises and ten (10) days following each renewal date. Certificates of insurance shall evidence that Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives are included as additional insureds on liability policies and that Landlord is included as loss payee on the property insurance as stated in Paragraph 14(a)(v) above. Further, Tenant shall endeavor to procure provisions in each policy giving Landlord and each of the other additional insureds at least thirty (30) days prior written notice of cancellation, non-renewal or material change in coverage.

(c) In the event that Tenant fails to provide evidence of insurance required to be provided by Tenant in this Lease, prior to the Commencement Date and thereafter during the Term, within ten (10) days following Landlord’s request thereof, and thirty (30) days prior to the expiration of any such coverage, Landlord shall be authorized (but not required) to procure such coverage in the amount stated with all costs thereof to be chargeable to Tenant and payable upon written invoice thereof.

(d) The limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant or relieve Tenant of any obligation thereunder, except to the extent provided for under Paragraph 4 below. Any deductibles selected by Tenant shall be the sole responsibility of Tenant.

(e) Tenant insurance requirements stipulated in Paragraph 14(a) are based upon current industry standards. Landlord reserves the right to require additional coverage or to increase limits as industry standards change.

(f) Should Tenant engage the services of any contractor to perform work in the Premises, Tenant shall ensure that such contractor carries commercial general liability, business automobile liability, umbrella/excess liability (following form), worker’s compensation and employers liability coverages in substantially the same amounts as are required of Tenant under this Lease. Contractor shall include Landlord, its trustees, officers, directors, members, agents and employees, Landlord’s mortgagees and Landlord’s representatives as additional insureds on the liability policies required hereunder. All policies required to be carried by any contractor shall be issued by and binding upon an insurance company licensed or authorized to do business in the state in which the Property is located with a rating of at least A-: X or better as set forth in the most current issue of Best’s Insurance Reports, unless otherwise approved by Landlord. Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to the commencement of any work in the Premises. Further, each policy will contain provisions giving Landlord and each of the other additional insureds with at least thirty (30) days’ prior written notice of any cancelation, non-renewal or material change in coverage. The above requirements shall apply equally to any subcontractor engaged by contractor.

(g) Landlord waives any and all rights of recovery against Tenant for or arising out of damage to, or destruction of the Premises to the extent that Landlord’s property insurance policies then in force insure against such damage or destruction and permit such waiver and only to the extent of insurance proceeds actually received by Landlord for such damage or destruction. Tenant waives any and all rights of recovery against Landlord for or arising out of damage to or destruction of any property of Tenant to the extent that Tenant’s property insurance policies then in force or the policies required by this Lease, whichever is broader, insure against such damage or destruction.

(h) Landlord hereby acknowledges and agrees that any and all of Tenant’s movable furniture, furnishings, trade fixtures and equipment at the Premises (“Tenant’s Property”) may be financed by a third-party lender or lessor (an “Equipment Lienor”), and Landlord hereby (a) waives any rights to Tenant’s Property, and (b) agrees to recognize the rights of any such Equipment Lienor, subject to and in accordance with a waiver agreement of a form acceptable to Landlord to be entered into by and between Landlord and the Equipment Lienor following request by Tenant.

15. PROTECTION OF LENDERS.

(a) This Lease shall be subject and subordinate at all times to all ground or underlying leases that may now or hereafter exist affecting the Building or the Real Property, or both, and to the lien of any mortgage or deed of trust in any amount or amounts whatsoever now or hereafter placed on or against the Building or the Real Property, or both, or on or against Landlord’s interest or estate therein (such mortgages, deeds of trust and leases are referred to herein, collectively, as “Superior Interests”), all without the necessity of any further instrument executed or delivered by or on the part of Tenant for the purpose of effectuating such subordination. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver, upon demand, such further instruments evidencing such subordination of this Lease to any such Superior Interest as may be required by Landlord. Landlord represents to Tenant that, as of the Effective Date there are no deeds to secure debt, deeds of trust, security interests, mortgages, master leases, ground leases or other security documents and any and all modifications, renewals, extensions, consolidations and replacements thereof (collectively, “Security Documents”) encumbering the Building or Project or any lien of any Security Documents now in force against the Building or Project or any part thereof.

(b) Notwithstanding the foregoing, in the event of a foreclosure of any such Superior Interest or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed, if no Event of Default then exists under this Lease, and Tenant shall attorn to the person who acquires Landlord’s interest hereunder through any such mortgage or deed of trust.

(c) If Landlord is in default, Tenant shall accept cure of any default by any Holder whose name and address shall have been furnished to Tenant in writing. Tenant may not exercise any rights or remedies for Landlord’s default unless Tenant gives notice thereof to each such Holder and the default is not cured within thirty (30) days thereafter or such greater time as may be reasonably necessary to cure such default. A default that cannot reasonably be cured within said 30-day period shall be deemed cured within said period if work necessary to cure the default is commenced within such time and proceeds diligently thereafter until the default is cured.

(d) If any prospective Holder should require, as a condition of any Superior Interest, a modification of the provisions of this Lease, Tenant shall approve and execute any such modifications promptly after request, provided no such modification shall relate to the Rental payable hereunder or the length of the term hereof or otherwise reduce or lessen the rights or obligations of Landlord or Tenant hereunder.

16. ENTRY BY LANDLORD.

(a) Landlord reserves, and shall at all times have, the right to enter the Premises to inspect them upon reasonable prior written notice to Tenant (except in the event of an emergency, in which case no notice shall be required); to supply janitorial service and any other service to be provided by Landlord hereunder; to submit the Premises to prospective purchasers, mortgagees or during the last nine (9) months of the Term, tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises and any portion of the Building as permitted or provided hereunder, all without abatement of Rental; and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however, that any such entrance or work shall not unreasonably interfere with Tenant’s use of the Premises. If such entry is made as aforesaid, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by such entry. For each of the foregoing purposes, Landlord shall at all times have and retain a key and/or other access device with which to unlock all of the doors in, on and about the Premises (excluding Tenant’s vaults, safes and similar areas designated in writing by Tenant in advance and approved by Landlord); and Landlord shall have the right to use any and all means that Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises, or any portion thereof.

(b) Landlord also shall have the right at any time to change the arrangement or location or times of access of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building, and to change the name, number or designation by which the Building is commonly known, and none of the foregoing shall be deemed an actual or constructive eviction of Tenant, nor shall it entitle Tenant to any reduction of Rental hereunder or result in any liability of Landlord to Tenant.

(c) Tenant, at its sole cost and expense, shall be entitled to install a separate security system for the Premises including security lighting and video monitoring equipment (“Tenant’s Security System”), either as an Alteration or as a part of the Initial Improvements; provided, however, (i) Tenant shall ensure that Tenant’s Security System is compatible with any security system installed by Landlord, (ii) the plans and specifications for Tenant’s Security System shall be subject to Landlord’s approval, and (iii) the installation and maintenance of Tenant’s Security System shall otherwise be subject to the terms and conditions of this Lease and/or the Work Letter, as applicable.

17. ABANDONMENT. If Tenant abandons, vacates or surrenders all or any part of the Premises or is dispossessed of the Premises by process of law, or otherwise, any movable furniture, equipment, trade fixtures, or other personal property belonging to Tenant and left on the Premises shall at the option of Landlord be deemed to be abandoned and, whether or not the property is deemed abandoned, Landlord shall have the right to remove such property from the Premises and charge Tenant for the removal and any restoration of the Premises as provided in Paragraph 8(a) to the extent permitted by applicable law. Landlord may charge Tenant for the storage of Tenant’s property left on the Premises at such rates as Landlord may from time to time reasonably determine, or, Landlord may, at its option, store Tenant’s property in a public warehouse at Tenant’s expense. Notwithstanding the foregoing, neither the provisions of this Paragraph 17 nor any other provision of this Lease shall impose upon Landlord any obligation to care for or preserve any of Tenant’s property left upon the Premises, and Tenant hereby waives and releases Landlord from any claim or liability in connection with the removal of such property from the Premises and the storage thereof and specifically waives the provisions of California Civil Code Section 1542 with respect to such release. Landlord’s action or inaction with regard to the provisions of this Paragraph 17 shall not be construed as a waiver of Landlord’s right to require Tenant to remove its property, restore any damage to the Building caused by such removal or make any restoration required pursuant to Paragraph 8(a) hereof.

18. DEFAULT AND REMEDIES.

(a) The occurrence of any one or more of the following events (each an “Event of Default”) shall constitute a breach of this Lease by Tenant:

(i) Tenant fails to pay any Basic Monthly Rental or additional monthly rent under Paragraph 4 hereof as and when such rent becomes due and payable and such failure continues for more than three (3) business days after Landlord gives written notice thereof to Tenant; provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

(ii) Tenant fails to pay any additional rent or other amount of money or charge payable by Tenant hereunder as and when such additional rent or amount or charge becomes due and payable and such failure continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided, however, that after the second such failure of any recurring charge in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

(iii) Tenant fails to perform or breaches any other agreement or covenant of this Lease to be performed or observed by Tenant as and when performance or observance is due and such failure or breach continues for more than thirty (30) days after Landlord gives written notice thereof to Tenant; provided, however, that if, by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of thirty (30) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure or breach within such period of thirty (30) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach within a reasonable time; or

(iv) Tenant (A) is generally not paying its debts as they become due, (B) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors’ relief law of any jurisdiction, (C) makes an assignment for the benefit of its creditors, (D) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant’s property, or (E) takes action for the purpose of any of the foregoing; or

(v) Without consent by Tenant, a court or government authority enters an order, and such order is not vacated within ninety (90) days, (A) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant’s property, or (B) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors’ relief law of any jurisdiction, or (C) ordering the dissolution, winding-up or liquidation of Tenant; or

(vi) This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days.

(b) If an Event of Default occurs, Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant’s right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant:

(i) The worth at the time of award of all unpaid rent that had been earned at the time of termination;

(ii) The worth at the time of award of the amount by which all unpaid rent that would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(iii) The worth at the time of award of the amount by which all unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

(iv) All other amounts necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform all of Tenant’s obligations under this Lease or that in the ordinary course of things would be likely to result therefrom.

The “worth at the time of award” of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the time of termination or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum. The “worth at the time of award” of the amount referred to in clause (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses (i), (ii) and (iii) above, the rent reserved in this Lease shall be deemed to be the total rent payable by Tenant under Articles 3 and 4 hereof; for purposes of computing Tenant’s Percentage Share of increases in Operating Expenses and Real Property Taxes over the Base Year for the calendar year in which the default occurs and each future calendar year or portion thereof in the Lease Term, Tenant’s Percentage Share of increases in Operating Expenses and Real Property Taxes shall be assumed to be equal to the amount thereof for the calendar year prior to the year in which the default shall occur, increased annually at a rate equal to the average rate of increase, if any, in such items from the Commencement Date through the time of award.

(c) Even though Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have all of its rights and remedies, including the right, pursuant to California Civil Code Section 1951.4, to recover all rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession unless written notice of termination is given by Landlord to Tenant.

(d) The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity, by statute or otherwise. All costs incurred by Landlord in connection with collecting any Rent or other amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorneys’ fees from the date such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, shall also be recoverable by Landlord from Tenant. If any notice and grace period required under subparagraphs 18(a)(i), (ii) or (iii) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Tenant under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 18(a)(i), (ii) or (iii). In such case, the applicable grace period under subparagraphs 18(a)(i), (ii) or (iii) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Tenant to cure the default within the greater of the two (2) such grace periods shall constitute both an unlawful detainer and an Event of Default entitling Landlord to the remedies provided for in this Lease and/or by said statute.

(e) In the event that Tenant’s right of possession of the Premises is terminated prior to the end of the initial Term by reason of an Event of Default by Tenant, then immediately upon such termination, an amount shall be due and payable by Tenant to Landlord equal to the unamortized portion as of that date (which amortization shall be based on an interest rate of eleven percent (11%) per annum) of the sum of (a) the cost of Landlord’s Work (if any), (b) the Allowance (if any), (c) the value of any free Rent (i.e., the Rent stated in this Lease to be abated as an inducement to Tenant’s entering into this Lease) enjoyed as of that date by Tenant, and (d) the amount of all commissions paid by Landlord in order to procure this Lease.

19. DAMAGE BY FIRE OR OTHER CASUALTY.

(a) If the Premises are partially destroyed or damaged by fire or other casualty (“Casualty”), Landlord shall, subject to Paragraph 19(b), 19(c), 19(d) and 19(e) below, promptly repair such damage if, in Landlord’s judgment based on the Casualty Estimate (as defined below), such repair can be completed within one hundred eighty (180) days under the laws and regulations of the state, federal, county and municipal authorities having jurisdiction, and this Lease shall remain in full force and effect, provided that if there shall be damage to the Premises from any such cause, Tenant shall be entitled to a reduction of Basic Monthly Rental while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. Tenant’s right to a reduction of Basic Monthly Rental under this Paragraph 19 shall be Tenant’s sole remedy in connection with any such damage. Within thirty (30) days after the occurrence of any Casualty, Landlord shall cause to be delivered to Tenant an estimate (the “Casualty Estimate”), prepared by a qualified architect and/or general contractor, stating the estimated number of days measured from the date of the Casualty that will be required for Landlord to substantially complete the repair and restoration of the Premises (when such repairs are made without the payment of overtime or other premiums).

(b) If such repairs, in Landlord’s judgment based on the Casualty Estimate, cannot be completed within one hundred eighty (180) days, or if such damage occurs during the last twelve (12) months of the term of this Lease, Landlord shall have the option either (i) to repair such damage, this Lease continuing in full force and effect, but with the Basic Monthly Rental proportionately reduced, or (ii) to give notice to Tenant at any time within forty-five (45) days after the occurrence of such damage terminating this Lease as of a date specified in such notice, which termination date shall not be less than thirty (30) nor more than sixty (60) days after the giving of such notice. If such notice of termination is so given, the Lease and all interest of Tenant in the Premises shall terminate on the date specified in such notice, and the Basic Monthly Rental, reduced in proportion to the area of the Premises rendered untenantable by the damage, shall be paid up to the date of such termination, Landlord hereby agreeing to refund to Tenant any Rental theretofore paid for any period of time subsequent to the termination date.

(c) If the Building is damaged by fire or other casualty to the extent that the repair cost would exceed twenty percent (20%) or more of its replacement value, or if more than twenty percent (20%) of the rentable area of the Building is affected by fire or other casualty and repairs to the Building cannot, in Landlord’s judgment based on the Casualty Estimate, be completed within two hundred seventy (270) days, or if insurance proceeds sufficient to complete the repairs are not available due to exercise of rights of a Holder to collect such proceeds, then in any such case, whether the Premises are damaged or not, Landlord shall have the right, at its option, to terminate this Lease by giving Tenant notice thereof within forty-five (45) days of such casualty specifying the date of termination, which termination date shall not be less than thirty (30) nor more than sixty (60) days after the giving of such notice.

(d) If the Premises are damaged by fire or other casualty not resulting in whole or in part from the willful misconduct of Tenant or its employees, agents, contractors or subtenants and the repair to the Premises cannot, in Landlord’s judgment based on the Casualty Estimate, be completed within two hundred seventy (270) days, assuming the availability of labor and materials, then Tenant at its option may terminate this Lease. Tenant’s notice to Landlord of Tenant’s election to terminate the Lease under the preceding sentence must be delivered to Landlord within thirty (30) days after delivery of the Casualty Estimate, and the termination shall be effective as of a date specified in such notice, which termination date shall be no less than thirty (30) nor more than sixty (60) days after the giving of such notice. In the event of a termination of the Lease by Tenant under this Paragraph 19(d), the Basic Monthly Rental and all other charges which are based on the square footage of the Premises shall be reduced in the same manner as provided under Paragraph 19(b) above. If Tenant shall notify Landlord as to Tenant’s election to terminate this Lease, Landlord shall have the right by giving Tenant notice within twenty (20) days of Landlord’s receipt of Tenant’s election notice, to relocate Tenant in substantially similar space in the Building or in another building in the general vicinity of the Building within thirty (30) days of the date of Tenant’s notice to Landlord, in which case the Lease then shall be deemed to have not been terminated; provided that if such casualty or notice of termination is delivered within the last two (2) years of the Term of the Lease, the relocation right set forth in this Paragraph 19(d) shall not apply. If Landlord so elects to relocate Tenant, Landlord shall bear the cost of moving Tenant to such other space, Tenant shall continue to pay Basic Monthly Rental and other Rental to Landlord as provided herein and Landlord shall bear the cost of any rental in excess thereof for such other space. Tenant’s occupancy of such other space shall not exceed one (1) year from the commencement of such occupancy. In the event Landlord cannot complete repairs to the Premises within one (1) year from the date of Tenant’s commencement of occupancy in such other space, Landlord shall notify Tenant in writing not later than sixty (60) days prior to the expiration of such one-year period and upon expiration of such one-year period, this Lease shall terminate. In the event Landlord can complete such repairs within such one-year period, Landlord shall so notify Tenant in writing and shall move Tenant back into the Premises as soon as practicable after such repairs have been completed. The cost of moving Tenant back into the Premises shall be borne by Landlord.

(e) Notwithstanding any provision to the contrary set forth herein, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed within three hundred sixty (360) days of the date of the Casualty, then Tenant shall have the right to terminate this Lease by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date may be up to sixty (60) days after delivery of the Damage Termination Notice, but in any event prior to the date that the repairs are substantially completed. If repairs shall be substantially completed prior to the Damage Termination Date specified, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such time period, then this Lease shall terminate upon the Damage Termination Date.

(f) Notwithstanding any of the provisions of this Lease, Landlord shall in no event be required to repair any injury or damage by fire or other cause whatsoever to, or to make any repairs or replacements of, any panelings, decorations, partitions, railings, ceilings, floor coverings, equipment, trade or office fixtures or any other property of, or improvements (including the Tenant Improvements and any Alterations) installed on the Premises by or at the election of, Tenant. Tenant hereby agrees to promptly repair any damage to the Tenant Improvements and any Alterations at its sole cost and expense in the event that Landlord is required to, or elects to, repair the remainder of the Premises pursuant to Paragraphs 19(a) or 19(b) above.

(g) Tenant hereby waives the provisions of subsection 2 of Section 1932, subsection 4 of Section 1933, and Sections 1941 and 1942 of the California Civil Code.

20. EMINENT DOMAIN.

(a) If all or part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title or the right to possession vests in the condemnor.

(b) If (i) a part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof; and (ii) Tenant is reasonably able to continue the operation of Tenant’s business in that portion of the Premises remaining; and (iii) Landlord elects to restore the Premises to an architectural whole, then this Lease shall remain in effect as to said portion of the Premises remaining, and the Basic Monthly Rental payable from the date of the taking shall be reduced in the same proportion as the area of the Premises taken bears to the total area of the Premises. If, after a partial taking, Tenant is not reasonably able to continue the operation of its business in the Premises or Landlord elects not to restore the Premises as hereinabove described, then this Lease may be terminated by either Landlord or Tenant by giving written notice to the other party within thirty (30) days of the date of the taking. Such notice shall specify the date of termination, which termination date shall be not less than thirty (30) nor more than sixty (60) days after the date of said notice.

(c) If a portion of the Building is taken, whether any portion of the Premises is taken or not, and Landlord determines that it is not economically feasible to continue operating the portion of the Building remaining, then Landlord shall have the option for a period of thirty (30) days after such determination to terminate this Lease. If Landlord determines that it is economically feasible to continue operating the portion of the Building remaining after such taking, then this Lease shall remain in effect, with Landlord, at Landlord’s cost, restoring the Building to an architectural whole.

(d) Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever that may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease or for the value of any improvements in or to the Premises. Tenant hereby assigns any such claim to the Landlord. Notwithstanding the foregoing, to the extent that the same shall not diminish Landlord’s recovery for such taking, Tenant shall have the right to make a claim directly to the entity expressing the power of eminent domain for moving expenses and for loss or damage to Tenant’s trade fixtures, equipment and movable furniture.

(e) Tenant hereby waives sections 1265.110 through 1265.160 of the California Code of Civil Procedure.

21. HOLDING OVER. Any holding over after the expiration or other termination of the term of this Lease with the prior written consent of Landlord delivered to Tenant shall be construed to be a tenancy from month-to-month at the Basic Monthly Rental in effect on the date of such expiration or termination (subject to adjustment as provided in Paragraph 3(a) hereof) on the terms, covenants and conditions herein specified so far as applicable. Any holding over after the expiration or other termination of the term of this Lease without the prior written consent of Landlord shall be construed to be a tenancy at sufferance on all the terms set forth herein, except that the Basic Monthly Rental shall be an amount equal to one hundred fifty percent (150%) of the Basic Monthly Rental payable by Tenant immediately prior to such holding over. Acceptance by Landlord of Rental after the expiration or termination of this Lease shall not constitute a consent by Landlord to any such tenancy from month to month or result in any other tenancy or any renewal of the term hereof. The provisions of this Paragraph are in addition to, and do not affect, Landlord’s right to re-entry or other rights hereunder or provided by law.

22. MISCELLANEOUS.

(a) Any liability of Landlord (including without limitation Landlord’s members, partners, shareholders, affiliates, agents, and employees) to Tenant under this Lease shall be limited to the equity interest of Landlord in the Building (including any proceeds from the sale of all or a portion of the Building, insurance proceeds and any rents), and Tenant agrees to look solely to such interest for the recovery of any judgment, it being intended that Landlord and such other persons shall not be personally liable for any deficiency or judgment. Notwithstanding any other provision of this Lease, Landlord shall not be liable for any consequential damages, nor shall Landlord be liable for loss of or damage to artwork, currency, jewelry, bullion, unique or valuable documents, securities or other valuables, or for other property not in the nature of ordinary fixtures, furnishings and equipment used in general office activities and functions. Wherever in this Lease Tenant (a) releases Landlord from any claim or liability, (b) waives or limits any right of Tenant to assert any claim against Landlord or to seek recourse against any property of Landlord or (c) agrees to indemnify Landlord against any matters, the relevant release, waiver, limitation or indemnity shall run in favor of and apply to Landlord, its agents, the constituent shareholders, partners or other owners of Landlord or its agents, and the directors, officers, and employees of Landlord and its agents and each such constituent shareholder, partner or other owner.

(b) In the event of a sale or conveyance of the Building by Landlord, the transferor shall thereby be released from any further liability under this Lease from and after the date of transfer, and, in such event, Tenant agrees to look solely to the successor in interest of such transferor in and to the Building and this Lease. Tenant agrees to attorn to the successor in interest of such transferor. If Tenant provides Landlord with any security for Tenant’s performance of its obligations hereunder, and Landlord transfers, or provides a credit with respect to, such security to the grantee or transferee of Landlord’s interest in the Real Property, Landlord shall be released from any further responsibility or liability for such security.

(c) Tenant shall, at any time and from time to time within ten (10) days following request from Landlord, execute, acknowledge and deliver to Landlord a statement in writing, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), (ii) certifying that there are not, to Tenant’s actual knowledge, any uncured defaults on the part of the Landlord hereunder and that to Tenant’s actual knowledge, Tenant has no defenses to or offsets against its obligations under this Lease, or specifying such defaults, defenses or offsets if any are claimed, (iii) certifying the date that Tenant entered into occupancy of the Premises, (iv) certifying the amount of the Basic Monthly Rental and the Rental payable under Paragraph 4(a) and the date to which Rental is paid in advance, if any, and certifying that Tenant is entitled to no rent abatement or other economic concessions not specified in the Lease (v) evidencing the status of this Lease as may be required either by a lender making a loan affecting, or a purchaser of, the Premises, the Building, the Real Property or any interest therein from Landlord, (vi) certifying the amount of the Deposit, if any, (vii) certifying that all Improvements to be constructed in the Premises by Landlord are completed (or specifying any obligations of Landlord respecting Improvements), and (viii) certifying such other matters relating to this Lease and/or the Premises as may be requested by a lender making a loan to Landlord or a purchaser of the Premises, the Building, the Real Property or any interest therein from Landlord. Any such statement may be relied upon by, and shall upon Landlord’s request be addressed to, any prospective purchaser or encumbrancer of all or any portion of the Real Property or any interest therein. Tenant shall, within ten (10) days following request of Landlord, deliver such other documents including Tenant’s financial statements as are reasonably requested in connection with the sale of, or loan to be secured by, the Real Property or any part thereof or interest therein. In the event of Tenant’s failure to deliver said statement in the time required Landlord shall send written notice to Tenant of such failure. Tenant’s failure to respond to such second notice within five (5) business days thereafter shall be conclusive upon Tenant that: (i) the Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord’s performance and Tenant has no right of offset, counterclaim or deduction against Rental under the Lease and (iii) no more than one month’s Basic Monthly Rental has been paid in advance.

(d) Within ten (10) days following request of Landlord, which shall be made no more frequently than once in any twelve (12) month period, Tenant shall deliver to Landlord Tenant’s financial statements (“Financial Statements”) for the fiscal year of Tenant ended on the previous December 31, which Financial Statements shall include a combined balance sheet of Tenant and its combined subsidiaries as at the end of such fiscal year, a combined statement of operations of Tenant and its combined subsidiaries for such fiscal year, and a certificate of Tenant’s auditor (or, if audited Financial Statements are not available, then a certificate of Tenant’s Chief Financial Officer) to the effect that such Financial Statements were prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the financial condition and operations of Tenant and its combined subsidiaries for and as at the end of such fiscal year. Landlord agrees that Tenant’s Financial Statements are deemed to be Tenant’s confidential information. Landlord hereby agrees to maintain Tenant’s Financial Statements as proprietary and confidential and will take reasonable measures to avoid disclosure and unauthorized use of the Financial Statements (including, without limitation, measures at least as stringent as it takes to protect its own confidential information of a similar nature). Landlord agrees not to disclose Tenant’s Financial Statements to any third party other than as-needed to any lender, prospective lender, or purchaser and to Landlord’s attorneys, accountants, investment advisors and similar business advisors, provided that in the case of each such disclosures are for bona fide business purposes related to the Real Property. Tenant’s obligation to provide Financial Statements as provided in this Paragraph 22(d) shall be in addition to Tenant’s obligation to provide financial information pursuant to Paragraph 22(c) hereof.

(e) All terms and covenants of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant’s expense and without any reduction of Rental. If Tenant fails to perform any term or covenant hereunder on its part to be performed, and such failure shall continue for ten (10) days (or such shorter period as may be reasonable under emergency circumstances) after written notice thereof by Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may perform any such term or covenant on Tenant’s part to be performed but shall not be obligated to do so. All sums so paid by Landlord and all necessary costs of such performance by Landlord, together with interest thereon at the Interest Rate from the date of such payment or performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord within thirty (30) days of written demand therefor by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of non-payment thereof by Tenant as in the case of failure by Tenant in the payment of Rental hereunder.

(f) Tenant agrees to faithfully observe and to comply with the Building Rules and Regulations attached hereto as Exhibit B and incorporated herein by this reference, which Building Rules and Regulations shall be consistently enforced by Landlord, and all modifications of and additions thereto from time to time put into effect by Landlord that are applicable to all tenants of the Building and of which Tenant shall have notice (which modifications shall not materially adversely affect Tenant’s use or occupancy of the Premises). Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of said Building Rules and Regulations. In the event any of the Building Rules and Regulations conflict with any express provision of this Lease, the provisions of this Lease shall govern.

(g) In case any suit or other proceeding shall be brought for an unlawful detainer of the Premises or for the recovery of any Rental due under the provisions of this Lease or because of the failure of performance or observance of any other term or covenant herein contained on the part of Landlord or Tenant, including any proceeding or action in a bankruptcy case, the unsuccessful party in such suit or proceeding shall pay to the prevailing party therein reasonable attorneys’ fees and costs, which shall include fees and costs of any appeal, all as fixed by the Court. If Landlord or Tenant should be named as a defendant in any suit brought against the other in connection with Tenant’s occupancy of the Premises under this Lease, the party defendant primarily responsible for the bringing of such suit shall pay to the other party its costs and expenses incurred in such suit and reasonable attorneys’ fees.

(h) If any action or proceeding between Landlord and Tenant to enforce the provisions of this Lease (including an action or proceeding between Landlord and the trustee or debtor in possession while Tenant is a debtor in a proceeding under any bankruptcy law) proceeds to trial, Landlord and Tenant hereby waive their respective rights to a jury in such trial.

(i) Except as expressly provided herein, the failure of Landlord or Tenant to object to or to assert any remedy by reason of the other party’s failure to perform or observe any covenant or term hereof or Landlord’s or Tenant’s failure to assert any rights by reason of the happening or non-happening of any condition hereof shall not be deemed a waiver of its right to assert and enforce any remedy it may have by reason of such failure on the part of the other party or the happening or non-happening of such condition or a waiver of its rights to enforce any of its rights by reason of any subsequent failure of the other party to perform or observe the same or any other term or covenant or by reason of the subsequent happening or non-happening of the same or any other condition. No custom or practice that may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in any way affect, the right of Landlord to insist upon performance and observance by Tenant in strict accordance with the terms hereof. The acceptance of Rental hereunder by Landlord shall not be deemed to be a waiver of any preceding failure of Tenant to perform or observe any term or covenant of this Lease, other than the failure of Tenant to pay the particular Rental so accepted, irrespective of any knowledge on the part of Landlord of such preceding failure at the time of acceptance of such Rental. Landlord’s acceptance of partial payment of rent does not constitute a waiver of any rights, including without limitation any right Landlord may have to recover possession of the Premises.

(j) Tenant agrees that no diminution or shutting off of light, air or view by any structure that may be erected (whether or not by Landlord) on property adjacent to the Building shall in any way affect this Lease, entitle Tenant to any reduction of Rental hereunder or result in any liability of Landlord to Tenant.

(k) All notices, demands, requests, advices or designations (“Notices”) that may be or are required to be given by either party to the other hereunder shall be in writing. All Notices by Landlord to Tenant shall be sufficiently given, made or delivered if personally served (including delivery by messenger or nationally-recognized overnight mail courier) on Tenant at Tenant’s address for notices as set forth in the Summary of Lease Terms or such substitute address provided to Landlord by Tenant in writing at any time during the Term. All Notices by Tenant to Landlord shall be sufficiently given, made or delivered if personally served (including delivery by messenger or nationally-recognized overnight mail courier) on Landlord, at Landlord’s address for notices specified in Paragraph B of the Summary of Lease Terms or such substitute address provided to Tenant by Landlord in writing at any time during the Term. Each Notice shall be deemed received on the date of the personal service.

(1) Tenant agrees that it shall not, without first obtaining the written consent of Landlord (which consent may be withheld in Landlord’s sole and absolute discretion): (i) use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises; or (ii) use for any purpose any image of, rendering of, or design based on, the exterior appearance or profile of the Building.

(m) This Lease shall in all respects be governed by and construed in accordance with the laws of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in effect.

(n) The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The term “Landlord” or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term “Tenant” or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof. The provisions of this Lease shall inure to the benefit of and bind Landlord and Tenant and their respective heirs, executors, administrators, successors and permitted assigns. The term “person” includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include the other gender. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The Paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

(o) Time is of the essence of this Lease with respect to the payment of Rental and the performance of all obligations.

(p) Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

(q) Landlord shall pay any and all commissions payable to Landlord’s Broker in connection with the execution of this Lease pursuant to a separate agreement. Landlord’s Broker shall pay Tenant’s Broker any commissions payable to Tenant’s Broker pursuant to a separate agreement between Landlord’s Broker and Tenant’s Broker. Tenant agrees to protect, defend, indemnify and hold Landlord harmless from any and all claims, loss, cost, damage and/or expense (including, without limitation, attorneys’ fees and court costs) by any real estate broker or salesperson or other entity or party for a commission or finder’s fee as a result of Tenant’s entering into this Lease, other than the Brokers identified in Paragraph K of the Summary of Lease Terms. Landlord agrees to protect, defend, indemnify and hold Tenant harmless from any and all claims, loss, cost, damage and/or expense (including, without limitation, attorneys’ fees and court costs) by any real estate broker or salesperson or other entity or party for a commission or finder’s fee as a result of Landlord’s entering into this Lease, other than the Brokers identified in Paragraph K of the Summary of Lease Terms.

(r) Landlord agrees to list Tenant’s name on the directory board in the lobby of the Building and on the Building standard signage in the elevator lobby of the second and third floors and to provide Building standard signage on the door to the Premises, at Landlord’s cost and expense; provided, however, any change to the initial listing or any additional listings shall be at Tenant’s cost and expense. Tenant shall have the right, at its sole cost and expense and with Landlord’s prior approval, to install custom signage at the entrance to the Premises on the second and/or third floors. Tenant shall have no right to occupy the Premises or display signage under any name other than the name of Tenant under this Lease or a fictitious business name registered to Tenant. Landlord’s acceptance of any name for listing on the directory board, the standard signage or any exterior sign shall in no event be, or be deemed to be, nor will it substitute for, Landlord’s consent, as required by this Lease, to any sublease, assignment, or other occupancy of the Premises.

(s) Landlord and Tenant each represent and warrant to the other party that (a) it is duly incorporated (or organized) and validly existing under the laws of its state of incorporation (or organization), (b) it is qualified to do business in California, (c) it has full right, power and authority to enter into this Lease and to perform all of its obligations hereunder, and (d) the execution, delivery and performance of this Lease has been duly authorized by such party and each person signing this Lease is duly and validly authorized to do so.

(t) This Lease may not be amended or modified in any respect whatsoever, except by an instrument in writing signed by Landlord and Tenant.

(u) The Exhibits and Addenda referenced in the Summary of Lease Terms are a part of this Lease and are incorporated herein by this reference. In the event of any discrepancy between the Lease and any such Exhibit or Addendum, the Exhibit or Addendum shall control. This Lease is the entire and integrated agreement between Landlord and Tenant with respect to the subject matter of this Lease, the Premises and the Building. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, offers, agreements and understandings, oral or written, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease, the Premises or the Building. There are no representations between Landlord and Tenant or between any real estate broker and Tenant other than those expressly set forth in this Lease and all reliance with respect to any representations is solely upon representations expressly set forth in this Lease.

23. ERISA. To satisfy compliance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Tenant represents and warrants to Landlord that:

(a) Tenant is not an “employee benefit plan” (as that term is defined in Section 3(3) of ERISA); and

(b) Tenant is not acquiring the Property as a plan asset subject to ERISA but for Tenant’s own investment account; and

(c) Tenant is not a “party in interest” (as that term is defined in Section 3(14) of ERISA) to the Virginia Retirement System; and

(d) Tenant agrees to keep the identity of the Virginia Retirement System confidential, except to the extent that Tenant may be required to disclose such information as a result of (i) legal process, or (ii) compliance with ERISA or other Laws governing Tenant’s operations.

24. PARKING.

(a) Upon payment of the Parking Rental (defined below), Tenant shall have the right but not the obligation to lease on a non-exclusive basis up to forty-seven (47) (i.e., 1 space per 1,000 rentable square feet of the Premises) parking spaces in the Parking Lot (“Tenant’s Allotted Spaces”). Once leased, Tenant must lease a parking space for the entirety of the Lease Term. Any of Tenant’s Allotted Spaces not actually leased by Tenant within six (6) months of the Rent Commencement Date (the “Parking Date”) shall revert to Landlord and shall no longer be considered part of Tenant’s Allotted Spaces, provided that, in the event after the Parking Date, parking spaces continue to be available in the Parking Lot, Tenant may request to right to lease additional spaces, up to a total of forty-seven (47) total spaces which, if such request is consented to by Landlord (such consent not to be unreasonably withheld), shall become part of the Tenant’s Allotted Spaces. The use of Tenant’s Allotted Spaces shall be for the parking of motor vehicles used by Tenant, its officers, employees and customers only, and shall be subject to all applicable laws and the reasonable, uniform and non-discriminatory rules and regulations adopted by Landlord from time to time for the use of the Parking Lot. The Parking Rental payable by Tenant hereunder shall include all taxes imposed on the use of the parking spaces by any governmental or quasi-governmental authority. Parking Rental shall be due and payable in advance, as additional rent, on the first day of each month during which parking spaces are leased hereunder. Parking spaces may not be assigned or transferred separate and apart from this Lease, and upon the expiration or earlier termination of this Lease, Tenant’s rights with respect to all leased parking spaces shall immediately terminate. Tenant and its agents, employees, contractors, invitees or licensees shall not unreasonably interfere with the rights of Landlord or others entitled to similar use of the Parking Lot. Access to the Parking Lot will generally be available on a twenty-four (24) hour basis, with in and out privileges, seven (7) days a week, and three hundred sixty-five (365) days per year with use of a Building card key.

(b) The Parking Lot shall be subject to the reasonable control and management of Landlord, who may, from time to time, establish, modify and enforce reasonable, uniform and non-discriminatory rules and regulations with respect thereto. Landlord reserves the right to change, reconfigure, or rearrange the parking areas, to reconstruct or repair any portion thereof, and to restrict the use of any parking areas and do such other acts in and to such areas as Landlord deems necessary or desirable without such actions being deemed an eviction of Tenant or a disturbance of Tenant’s use of the Premises and without Landlord’s being deemed in default hereunder; provided that Landlord shall use commercially reasonable efforts to minimize (to the extent consistent with applicable laws) the extent and duration of any resulting interference with Tenant’s parking rights. Landlord may, in its sole discretion, convert the Parking Lot to a reserved and/or controlled parking facility, or operate the Parking Lot (or a portion thereof) as an attendant assisted and/or valet parking facility.

(c) If parking spaces are not assigned pursuant to the terms of this Lease, Landlord reserves the right at any time to assign parking spaces in a reasonable manner, and Tenant shall thereafter be responsible for insuring that its employees park in the designated areas. Tenant shall, if requested by Landlord, comply with all reasonable parking practices and otherwise furnish Landlord with such information as Landlord reasonably requests. Landlord shall not be liable for any damage of any nature to, or any theft of, vehicles or the contents thereof in or about the Parking Lot. At Landlord’s request, Tenant shall cause its employees and agents using Tenant’s parking spaces to execute an agreement confirming the foregoing.

(d) “Parking Rental” shall mean ($290) per space for the first month of the Term, and thereafter the current parking rental rate per parking space being charged by Landlord for monthly parking in the Parking Lot.

25. ADA COMPLIANCE. Landlord and Tenant acknowledge that, in accordance with the provisions of the Americans with Disabilities Act (the “ADA”), responsibility for compliance with the terms and conditions of Title III of the ADA may be allocated as between Landlord and Tenant. In this regard and notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant agree that the responsibility for compliance with the ADA and state disability access laws (including, without limitation, the removal of architectural and communications barriers and the provision of auxiliary aids and services to the extent required) shall be allocated as follows: (i) Tenant, at its expense, shall be responsible for compliance with the provisions of Title II and Title III of the ADA and state disability access laws arising as a result of construction, renovations, alterations, and repairs made by Tenant within the Premises; (ii) Landlord shall be responsible for compliance with the provisions of Titles II and III of the ADA and state disability access laws for all construction, renovations, alterations, and repairs that Landlord is required, under this Lease, to make within the Premises, whether (pursuant to the relevant provisions of this Lease) at Landlord’s or Tenant’s expense; and (iii) except as provided in (i) above, Landlord, at its expense, shall be responsible for compliance with the provisions of Title III of the ADA and state disability access laws for all exterior and interior areas of the Building not included within the Premises. Landlord and Tenant shall each use reasonable efforts to notify the other of any alteration to the Premises which might impact accessibility under federal and state disability access laws. Landlord agrees to indemnify Tenant and hold Tenant harmless from and against any claims, damages, costs, and liabilities arising out of Landlord’s failure, or alleged failure, as the case may be, to comply with the ADA or state disability access laws, to the extent such compliance has been allocated to Landlord herein, which indemnification obligation shall survive the expiration or termination of this Lease if this Lease has not been terminated by reason of a default by Tenant. Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any claims, damages, costs, and liabilities arising out of Tenant’s failure, or alleged failure, as the case may be, to comply with the ADA or state disability access laws, to the extent such compliance has been allocated to Tenant herein, which indemnification obligation shall survive the expiration or termination of this Lease. Landlord and Tenant each agree that the allocation of responsibility for ADA and state disability access law compliance shall not require Landlord or Tenant to supervise, monitor or otherwise review the compliance activities of the other with respect to its assumed responsibilities for ADA and state disability access law compliance as set forth in this paragraph. Landlord shall, in complying with the ADA and state disability access laws (to the extent such compliance has been allocated to Landlord herein), be entitled to rely upon representations made to, or information given to, Landlord by Tenant in regard to Tenant’s use of the Premises, Tenant’s employees, and other matters pertinent to compliance with the ADA and state disability access laws. The indemnity of Tenant set forth above shall apply as to any liability arising against Landlord by reason of any misrepresentation or misinformation given by Tenant to Landlord. The allocation of responsibility for ADA and state disability access law compliance between Landlord and Tenant, and the obligations of Landlord and Tenant established by such allocation, shall supersede any other provisions of this Lease that may contradict or otherwise differ from the requirements of this paragraph.

26. ACCESSIBILITY DISCLOSURE. Pursuant to California Civil Code 1938, Landlord hereby advises Tenant that the Premises have not undergone inspection by a Certified Access Specialist and Tenant hereby acknowledges that the Premises have not been certified to meet all construction related accessibility standards pursuant to Civil Code Section 55.53.

27. RIGHT OF FIRST OFFER. In the event that Suite 330 (consisting of approximately 18,097 rentable square feet) or Suite 430 (consisting of approximately 18,480 rentable square feet) in the Building (each, for the purposes of this Paragraph only, an “Expansion Space”) becomes available during the Term of this Lease, Tenant shall notify Landlord in writing of Tenant’s desire to lease the entire amount of the available Expansion Space (the “Available Space”) within ten (10) business days following notification by Landlord to Tenant of the availability and identification of such Available Space (the “Availability Notice”). The initial Monthly Base Rent for the Available Space shall be calculated at the same annual rate per square foot applicable to the Premises at the time the Expansion Space Term (as defined below) commences, and shall increase at the same rate as Monthly Base Rent for the Premises increases. The term of the Lease with respect to an Available Space (each, an “Expansion Space Term”) shall commence on the date (the “Expansion Commencement Date”) that Landlord delivers the Expansion Space to Tenant, which shall not be less than four (4) months after Tenant’s receipt of the Availability Notice. Tenant’s obligation to pay Rental with respect to an Available Space shall commence of the date (the “Expansion Rent Commencement Date”) that is the earlier of (i) seventy-five (75) days after Landlord delivers possession of the Available Space to Tenant; or (ii) the date Tenant first commences business operations from any portion of the Available Space. The Available Space shall be deemed to be “available” when the lease for any current tenant of the Expansion Space expires or is otherwise terminated. The Expansion Space shall not be deemed to be “available” if the space is either (i) assigned or subleased by the current tenant of the space, (ii) relet by the current tenant of the space by right of extension, or (iii) is subject to an expansion right previously granted by Landlord to another tenant of the Building prior to the execution of this Lease. Landlord represents that as of the Effective Date, except as set forth herein below, no other tenant in the Building has any right of first offer or first refusal to lease any portion of the Expansion Space which is superior to this right. Tenant acknowledges that CPMC and Dolby Laboratories, Inc., both have a right of notification of any available space, and no tenant other than the current tenant in possession of the respective portions of the Expansion Space has any right superior to the right set forth in this Paragraph 27. Landlord represents that the current lease with respect to (i) Suite 330 (the “Suite 330 Lease”) is scheduled to expire on December 5, 2015, and the tenant under the Suite 330 Lease has one (1) two (2) year renewal right; and (ii) Suite 430 (the “Suite 430 Lease”) is scheduled to expire on March 31, 2015, and the tenant under the Suite 430 Lease has no option to extend the term of such lease. Failure by Tenant to timely provide such notice to Landlord shall be deemed to be an election by Tenant not to lease the Expansion Space, and Landlord shall thereupon be free to lease all or any portion of the offered Expansion Space to any other person, and Tenant shall have no further rights under this Paragraph whatsoever with respect to that Expansion Space. If Tenant successfully exercises its option to lease an Expansion Space, Landlord shall provide Tenant an allowance to construct improvements to such Expansion Space equal to $3.60 per rentable square foot of the Expansion Space for each year of the Expansion Space Term applicable to such Expansion Space, such allowance to be prorated to reflect any partial year (the “Expansion Space Allowance”). Upon Tenant leasing an Expansion Space, the amount of the Security Deposit due from Tenant to Landlord shall be increased proportionally to the square footage increased by the Expansion and shall be subject to the same reduction and shall be treated the same as the original Security Deposit. With the exception of rent payable for the Expansion Space, the Expansion Space Allowance, the adjustment of Tenant’s Percentage Share to reflect the inclusion of the Expansion Space as part of the Premises, and the increase in the Security Deposit, and provided that all of the conditions set forth herein are met, the Expansion Space shall be deemed to be a part of the Premises, and Tenant’s lease of any Expansion Space shall be upon and subject to all of the terms and conditions set forth in this Lease. If Tenant elects to lease any Expansion Space from Landlord, the parties shall within a reasonable time following such election enter into an amendment of this Lease in order to document Landlord’s letting of the Expansion Space to Tenant. Notwithstanding the foregoing, Tenant’s right to lease the Expansion Space shall not be effective if Tenant has been provided notice that it is in breach of this Lease and such noticed breach remains uncured.

28. DOGS. Tenant shall be permitted to have dogs (“Dogs”) in the Premises. All Dogs shall be under the physical control and supervision of Tenant’s employees at all times and must be on leashes while in any area of the Building outside of the Premises. All Dogs brought into the Premises shall have been properly vaccinated. Tenant shall not permit any objectionable Pet-related noises or odors to emanate from the Premises. Tenant shall use commercially reasonably efforts to prevent any Dogs from unreasonably interfering with other tenants or those having business in the Building. Notwithstanding anything to the contrary in this Lease, Tenant shall defend, indemnify and hold Landlord and Landlord Indemnitees harmless from any costs, damages, or liability due to any injury to persons or damage to property arising from the presence of Dogs on the Real Property or any part thereof. Tenant shall comply with all protocols established by Landlord for having Dogs on the Real Property which include, but are not limited to, using a freight elevator to transport Dogs to the upper floors of the Building and having the person bringing the Dog onto the Real property sign an indemnification agreement on the occasion of each visit.

29. SECURED AREAS. Tenant may designate certain areas as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information. Access to the Premises by Landlord shall be in accordance with the security, safety and confidentiality requirements that Tenant may reasonably adopt from time to time, including, without limitation, a requirement that persons (including Landlord or Landlord Parties) having access to the Premises shall sign and deliver to Tenant a confidentiality and nondisclosure agreement in form and content reasonably acceptable to Tenant, provided such requirements do not impede Landlord’s rights of access under Paragraph 16(a) hereof. Tenant may reasonably restrict access by any visitor whom Landlord intends to bring onto the Premises who is, or may reasonably be suspected by Tenant to be or represent, a competitor of Tenant. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or any of Landlord’s agents while the same are in the Premises.

30. BICYCLES. Tenant’s employees shall have the right to park up to nineteen (19) bicycles in the shared locked parking cage located in the Parking Garage. Under no circumstances shall Tenant or Tenant’s employees, agents and invitees bring bicycles into the Building or store bicycles in the Premises.

[Signatures on following page]

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

LANDLORD:

CLPF-475 BRANNAN STREET L.P.,
a Delaware limited partnership

By:	CLPF - 475 BRANNAN STREET GP, LLC
Its general partner

	By:	Clarion Lion Properties Fund Holdings. L.P.,
Its sole member

		By:	CLPF-Holdings, LLC,
Its general partner

			By:	Clarion Lion Properties Fund Holdings REIT, LLC,
Its sole member

				By:	Clarion Lion Properties Fund, LP,
Its managing member

					By:	Clarion Partners LPF GP, LLC,
Its general partner

						By:	Clarion Partners, LLC,
Its sole member

							By:	/s/ Michael J. Duffy
Michael J. Duffy
Authorized Signatory

Date: 8/25/14

TENANT:	FASTLY, INC.,
a Delaware corporation

	By:	/s/ Paul Luongo
	Name:	Paul Luongo
	Title:	VP & General Counsel

EXHIBIT B

BUILDING RULES AND REGULATIONS

1. Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, escalators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, would be prejudicial to the safety, character, reputation and interests of the Building and its tenants.

2. No sign, placard, picture, name, advertisement or notice, visible from the exterior of leased premises shall be inscribed, painted, affixed or otherwise displayed by any tenant either on its premises or any part of the Building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, or notice without notice to and at the expense of the tenant.

If Landlord shall have given such consent to any tenant at any time, whether before or after the execution of the Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of such Lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice.

No signs will be permitted on any entry door unless the door is glass. All glass door signs must be approved by Landlord. Signs or lettering shall be printed, painted, affixed or inscribed at the expense of the tenant by a person approved by Landlord.

3. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom. Landlord reserves the right to restrict the amount of directory space utilized by Tenant.

4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window on any premises without the prior written consent of Landlord. In any event, with the prior written consent of Landlord, all such items shall be installed inside of Landlord’s standard draperies and shall in no way be visible from the exterior of the Building. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building.

5. Landlord reserves the right to exclude from the Building between the hours of 7 P.M. and 7 A.M. and at all hours on Saturdays, Sundays and holidays all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom any tenant requests the same in writing. Each tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons.

Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

During any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building by closing the doors, or otherwise, for the safety of tenants and protection of the Building and property in the Building.

6. No tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning the premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No tenant shall cause any unnecessary labor by reason of such tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to any tenant for any loss of property on the premises, however occurring, or for any damage done to the property of any tenant by the janitor or any other employee or any other person. Janitorial service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include beating or cleaning of carpets or rugs or moving of furniture or other special services. Janitorial service will not be furnished on nights when rooms are occupied after 9:30 p.m. Window cleaning shall be done only by Landlord, and at such intervals and such hours as Landlord shall deem appropriate.

7. No tenant shall obtain for use upon its premises ice, drinking water, food, beverage, towel or other similar services, or accept barbering or bootblacking services in its premises, except from persons authorized by Landlord, and at hours and under regulations fixed by Landlord.

8. Each tenant shall see that the doors of its premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before the tenant or its employees leave such premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness the Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors all tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

9. No tenant shall alter any lock or install a new or additional lock or any bolt on any door of its premises without the prior written consent of Landlord. If Landlord shall give its consent, the tenant shall in each case furnish Landlord with a key for any such lock.

10. Landlord will furnish Tenant without charge two (2) keys to each door lock provided in the Premises by Landlord. Landlord may make a reasonable charge for any additional keys. Tenant shall not have any such keys copied or any keys made. Each tenant, upon the termination of the tenancy, shall deliver to Landlord all the keys of or to the Building, offices, rooms and toilet rooms that shall have been furnished to the Tenant or that the Tenant shall have had made. In the event of the loss of any keys so furnished by Landlord, Tenant shall pay Landlord therefor.

11. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

12. No tenant shall use or keep in its premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material or use any method of heating or air conditioning other than that supplied by Landlord.

13. No tenant shall use, keep or permit to be used or kept in its premises any foul or noxious gas or substance or permit or suffer such premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein. No animals or birds shall be brought or kept in or about any premises or the Building.

14. No cooking shall be done or permitted by any tenant on its premises, except that the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees shall be permitted, nor shall such premises be used for lodging.

15. Except with the prior written consent of Landlord, no tenant shall sell, or permit the sale, at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on any premises, nor shall any tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from any premises for the service or accommodation of occupants of any other portion of the Building, nor shall the premises of any tenant be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor, or any business or activity other than that specifically provided for in such tenant’s lease.

16. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to all premises shall be subject to the written approval of Landlord. All electrical appliances must be grounded and must meet UL Label Standards.

17. No tenant shall install any radio or television antenna, loudspeaker or any other device on the exterior walls or roof of the Building.

18. No tenant shall lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

19. No furniture, freight, equipment, packages or merchandise shall be received in the Building or carried up or down the elevators, except between such hours, through such entrances and in such elevators as shall be designated by Landlord. Landlord reserves the right to require that moves be scheduled and carried out during non-business hours of the Building. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of the tenant.

20. No tenant shall overload the floor of its premises or mark, or drive nails, screw or drill into, the partitions, woodwork or plaster or in any way deface such premises or any part thereof.

21. There shall not be used in any space, or in the public areas of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards. No other vehicles of any kind shall be brought by any tenant into or kept in or about any premises in the Building.

22. Each tenant shall store all its trash and garbage within the interior of its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of San Francisco without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

23. Tenant agrees not to employ any person, entity or contractor for any work in the Premises (including moving Tenant’s equipment and furnishings in, out of or around the Premises) whose presence may give rise to a labor or other disturbance in the Building, and, if necessary to prevent such a disturbance in a particular situation, Landlord may require Tenant to employ union labor for the work.

24. Canvassing, soliciting, distribution of handbills and other written materials and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

25. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

26. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

27. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

28. These Rules and Regulations may be changed from time to time, as Landlord may deem appropriate, and are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants and conditions of the Lease.

EXHIBIT C

TENANT WORK LETTER

This WORK LETTER (the “Agreement”) is hereby made a part of that certain Office Lease (the “Lease”) made and entered into by and between CLPF-475 Brannan Street L.P. (“Landlord”), and Fastly, Inc. (“Tenant”). All terms used herein which are defined in the Lease or any addendum or other Exhibits attached thereto shall have the same meanings herein as are ascribed to such terms in such documents. Landlord and Tenant hereby agree as follows with respect to the construction of initial improvements in the Premises.

1. COMPLETION AND APPROVAL OF PLANS.

1.1 Space Plan. Tenant shall cause to be constructed at Tenant’s cost and expense, except as otherwise specified in paragraph 2 below, improvements in the Premises (the “Initial Improvements”) in accordance with a mutually agreed preliminary plan (the “Space Plan”). Tenant acknowledges that Landlord has made no representation or warranty whatsoever concerning (i) the actual cost to design and construct the Initial Improvements or (ii) the extent to which the actual cost or final configuration of the Initial Improvements will be affected by the adoption of new federal, state, or local laws or the implementation of any regulations or building requirements under new or existing laws, including, without limitation, the Americans With Disabilities Act and any fire and life safety laws or regulations.

1.2 Final Plans. Upon approval of the Space Plan, Tenant shall cause to be prepared such plans, drawings, and specifications (collectively, the “Plans”) as may be necessary to obtain a building permit for construction of the Initial Improvements. Upon completion thereof, the Plans shall be submitted to Landlord for approval. Landlord shall notify Tenant, in writing, within five (5) business days following receipt by Landlord of the Plans if Landlord disapproves of any portion thereof. Such disapproval shall be communicated with sufficient specificity to enable Tenant to revise the Plans in a manner acceptable to Landlord. If Landlord objects to any portion of the Plans, Tenant shall cause the same to be revised, and shall resubmit the revised Plans to Landlord for approval. Landlord shall have two (2) days to approve or disapprove of the revised Plans. The foregoing process shall continue until the Plans are approved by Landlord.

1.3 Required Changes. Landlord hereby consents to any changes to the Plans which may be imposed as a condition of obtaining a permit for the construction of the Initial Improvements by any municipal department having jurisdiction over same, provided that Tenant shall clearly identify such changes on the Plans.

1.4 Requested Changes. If Tenant desires to make any changes to the final Plans following approval thereof, Tenant must obtain Landlord’s prior written consent. All such requests for changes and consent shall be subject to the procedures set forth in paragraph 5 hereof.

2. COST OF IMPROVEMENTS.

2.1 Tenant’s Cost; Allowance. Tenant shall bear all costs of designing and constructing the Initial Improvements, except that Landlord shall provide a construction allowance (the “Allowance”) to be applied to such costs in an amount not to exceed the lesser of (i) the cost of designing and constructing the Initial Improvements to a Building Standard finish as set forth in the Plans initially approved by Landlord, or (ii) Eight Hundred Forty-Seven Thousand Four Hundred Ninety-Four and no/100 Dollars ($847,494.00). The costs of such construction shall include, without limitation, costs of preparing the Space Plan, pricing plans, and field surveys, costs of preparing the Plans and all working drawings, costs of obtaining building permits, costs of labor and materials used in such construction, Landlord’s three percent (3%) construction management fee, and all other costs of such design and construction including a conditional use permit (if required) and occupancy permits. No portion of the Allowance may be used for furniture, fixtures, equipment, Supplemental HVAC Units, Tenant’s Security System or for any non-permanent improvement in the Premises.

2.2 Costs in Excess of the Allowance. Tenant shall pay all costs of constructing the Initial Improvements to the extent that the cost thereof exceeds the Allowance.

2.3 Payment of Allowance. Landlord shall disburse the Allowance (after deducting Landlord’s construction management fee) in accordance with the following terms and conditions. Upon completion of the Initial Improvements, Tenant shall submit to Landlord written request for reimbursement for the cost of designing and constructing the Initial Improvements. Such written request must detail work performed and materials supplied in performing the Initial Improvements, all of which shall be subject to reasonable substantiation by Landlord, or an architect or other representative retained by Landlord. Except as provided below, payment for such costs shall be made to Tenant within thirty (30) days after Landlord’s receipt of the written request and the following supporting materials: receipts evidencing payment of all amounts due and a sworn affidavit or lien waiver from each of Tenant’s designers, contractors, subcontractors, workers, and suppliers stating that they have been paid in full for all work performed and materials and equipment supplied by them on the Premises. Should the cost to design and construct the Initial Improvements exceed the Allowance, Tenant shall be solely responsible for the payment of such overage. Should the cost to design and construct the Initial Improvements be less than the Allowance, Landlord shall have no obligation to pay or credit to Tenant any portion of such unused Allowance. Tenant shall substantially complete construction of the Initial Improvements to the Premises within twelve (12) months of the Delivery Date. Landlord shall have no obligation to disburse any portion of the Allowance for any portion of the Initial Improvements to the Premises not completed within such twelve (12) month period. Tenant shall substantially complete construction of any improvements to an Expansion Space within eighteen (18) months of the delivery of the Expansion Space to Tenant. Landlord shall have no obligation to disburse any portion of an Expansion Space Allowance for any portion of the improvement to an Expansion Space not completed within such eighteen (18) month period.

3. ACCEPTANCE OF PREMISES. Tenant acknowledges and agrees that Landlord will be delivering the Premises broom-clean but otherwise in their “as-is” condition and Tenant acknowledges that neither Landlord, its asset manager, property manager, nor any employee or agent of said entities have made any representation or warranty with respect to the condition of the Premises

4. CONTRACTORS; MATERIALS.

4.1 Approval Required. Tenant will cause the Initial Improvements to be constructed pursuant to the Plans by a general contractor reasonably acceptable to Landlord (“Contractor”), with Landlord reserving the right to approve all subcontractors, with all such approvals being in writing, and not to be unreasonably withheld or delayed. Notwithstanding the foregoing, the general contractor and all subcontractor shall be union labor. Tenant shall not permit any other contractor or subcontractor to perform work in the Premises in connection with the Initial Improvements without the express prior written consent of Landlord, which consent shall not be unreasonably withheld. Any such contractors approved by Landlord for the performance of any work in the Premises prior to occupancy by Tenant shall be subject to the supervision of Landlord’s contractor. Unless otherwise expressly described in the Plans, all wall coverings, woodwork (if any), paint, floor coverings, and other finishes shall be of a quality comparable to finishes typically used in the Building (“Building Standard”) from time to time for general tenant improvement work in the Project. All material and workmanship used in construction by Tenant or Tenant’s contractors of the Initial Improvements in the Premises shall be of a quality that is at least Building Standard.

4.2 Contractor Requirements. Tenant’s contractors shall comply with all rules and regulations which Landlord may generally impose from time to time upon contractors and subcontractors in the building. Tenant shall require all contractors and subcontractors performing construction or alterations to the Premises to, prior to commencing any such work, furnish Landlord with original certificates of insurance evidencing that such contractors and subcontractors carry: (i) workers compensation insurance in such amounts as may be required by law; (ii) liability insurance (including owned and non-owned automobile liability) with limits of no less than $1,000,000; (iii) employers’ liability insurance with limits of at least $1,000,000; and (iv) umbrella/excess liability insurance with limits of not less than $2,000,000. All such liability policies shall (x) name Landlord, its asset manager and property manager as additional insureds; (y) be primary to and non-contributory with any insurance policies carried by Landlord or such asset or property manager; and (z) contain contractual liability and cross liability endorsements in favor of Landlord, its asset manager and property manager.

4.3 No Warranty. Landlord’s supervision and/or approval of any contractor or any contractor’s work shall not under any circumstances constitute a warranty or representation that such work was properly performed or designed or create any liability for payment for such work by Landlord. Rather, Tenant acknowledges that such supervision by Landlord, regardless of whether Landlord earns a fee for same, is for the sole benefit of Landlord and the property wherein the Premises are located.

5. EXTRA WORK.

5.1 In General. Except as expressly approved in writing by Landlord pursuant to the provisions of this paragraph 5, Tenant shall not revise the final Plans or any portion of the Initial Improvements which have been constructed (all such revised work is hereinafter collectively referred to herein as “Extra Work”).

5.2 Procedure. If any request by Tenant for Extra Work would require a change to the final Plans such revised Plans shall be performed by Tenant at Tenant’s expense. Landlord shall respond in writing to any request by Tenant for the approval of Extra Work. Any approval of such request may, in Landlord’s sole discretion, be conditioned upon conditions which Landlord may find to be reasonable under the circumstances. If Tenant shall fail to meet any such conditions precedent to the performance of Extra Work within three (3) days following Landlord’s notice to Tenant of same, the proposed Extra Work shall be deemed disapproved by Landlord, and Tenant shall not be permitted to perform any portion thereof.

6. ENTRY MADE AT TENANT’S SOLE RISK. Upon delivery of possession of the Premises to Tenant, and at such times as are acceptable to Landlord in Landlord’s reasonable discretion, Tenant and its approved contractors shall have the right to enter the Premises to construct the Initial Improvements without payment of rent. Any entry into the Premises by Tenant, its agents, contractors, and employees, during the construction of the Initial Improvements shall be at the sole risk of Tenant.

7. TENANT’S LIABILITIES. Landlord shall have no liability for any loss of or damage to any of Tenant’s or Tenant’s contractors’ fixtures or property installed or left in the Premises, and Tenant shall be fully responsible for same. Tenant shall be responsible for the prompt removal of all rubbish and refuse left by Tenant’s contractors and by the delivery of Tenant’s personal property into the Premises. Tenant shall be liable for the repair of any damage to the Initial Improvements occurring during any entry into the premises by Tenant, its agents, contractors, employees, or invitees.

8. FORCE MAJEURE DELAYS. The term “Force Majeure Delay” shall mean any delay in the completion of the Initial Improvements which is attributable to any delay or failure to perform attributable to any strike, lockout, or other labor or industrial disturbance, civil disturbance, judicial order, act of a public enemy, war, riot, sabotage, blockade, embargo, inability to secure customary materials, supplies, or labor through ordinary sources by reason of regulation or order of any governmental agency, delay attributable to lightning, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, or any other cause beyond the reasonable control of Tenant. Notwithstanding any provision of the Lease to the contrary, any prevention, delay, or stoppage due to any Force Majeure Delay shall excuse Tenant’s performance hereunder for a period of time equal to any such prevention, delay, or stoppage.

EXHIBIT D

COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM is entered into as of April 9, 2015 by and between CLPF-475 BRANNAN STREET L.P., a Delaware limited partnership (“Landlord”), and FASTLY, INC., a Delaware corporation (“Tenant”), with respect to that certain Office Lease dated as of August 22, 2014 (the “Lease”) respecting certain premises (the “Premises”) located in the building known as 475 Brannan Street, San Francisco, California.

Pursuant to Paragraph 2(a) of the Lease, Landlord and Tenant hereby confirm and agree that the Commencement Date (as defined in the Lease) is January 1, 2015, that the Rent Commencement Date (as defined in the Lease) is March 15, 2015, and that the Expiration Date (as defined in the Lease) is March 31. 2020. This Memorandum supplements, and shall be a part of, the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Memorandum as of the day and year first above written.

LANDLORD:

CLPF-475 BRANNAN STREET L.P., a Delaware limited partnership

By:	CLPF - 475 BRANNAN STREET GP, LLC
Its general partner

	By:	Clarion Lion Properties Fund Holdings. L.P.,
Its sole member

		By:	CLPF-Holdings, LLC,
Its general partner

			By:	Clarion Lion Properties Fund Holdings REIT, LLC,
Its sole member

				By:	Clarion Lion Properties Fund, LP,
Its managing member

					By:	Clarion Partners LPF GP, LLC,
Its general partner

						By:	Clarion Partners, LLC,
Its sole member

By: /s/ Michael J. Duffy
Michael J. Duffy
Authorized Signatory

Date: 4/20/15

TENANT:	FASTLY, INC.,
a Delaware corporation

By: /s/ William Kaufmann
Name: WILLIAM KAUFMANN
Title: COO